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As filed with the Securities and Exchange Commission on November 7, 2018

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PROQR THERAPEUTICS N.V.
(Exact Name of Registrant as Specified in its Charter)

Not Applicable
(Translation of Registrant's Name into English)

The Netherlands (State or other Jurisdiction of Incorporation or Organization)	Not applicable (I.R.S. Employer Identification No.)

Zernikedreef 9
2333 CK Leiden
The Netherlands
31 88 166 7000
(Address and telephone number of Registrant's principal executive offices)

CT Corporation System
111 Eighth Avenue
New York, NY 10011
(212) 894-8800
(Name, address and telephone number of agent for service)

Copies to:
Mitchell S. Bloom, Esq. Danielle M. Lauzon, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 (617) 570-1000	Paul van Dongen, Senior Legal Counsel ProQR Therapeutics N.V. Zernikedreef 9 2333 CK Leiden The Netherlands +31 (0)881667000

Approximate Date of Commencement of Proposed Sale of the Securities to the Public:
From time to time after the effective date of this Registration Statement.

            If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.    ☒

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

            If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

            Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

            Emerging growth company ☒

            If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed Maximum Offering Price per Unit(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)

Ordinary Shares, nominal value €0.04 per share(4)

Warrants

Units

Total	$300,000,000		$300,000,000	$36,360

(1)
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may be sold from time to time at indeterminate prices, with any initial offering price not to exceed $300,000,000. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. Any separate consideration received for securities that are issuable upon exercise, conversion, or exchange of other securities or that are issued in units is included in, and subject to, the maximum aggregate offering price of all securities sold pursuant to this registration statement of $300,000,000.

(2)
The proposed maximum aggregate offering price of each class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to the General Instruction II.C. of Form F-3 under the Securities Act of 1933.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. In no event will the aggregate offering price of all securities sold by the registrant from time to time pursuant to this Registration Statement exceed $300,000,000.

(4)
Subject to the maximum aggregate offering price of all securities sold hereunder set forth above, there is being registered hereunder an indeterminate number of shares of ordinary shares as may from time to time be sold at indeterminate prices hereunder, and an indeterminate number of shares of ordinary shares as may from time to time be issued upon conversion of convertible securities and upon exercise of warrants and rights, which may be sold hereunder.

            The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

        This registration statement contains two prospectuses:

  •
  a base prospectus which covers the offering, issuance and sale of up to $300,000,000 of the registrant's ordinary shares, warrants and units; and

  •
  a sales agreement prospectus covering the offering, issuance and sale of up to $75,000,000 of shares of the registrant's ordinary shares that may be issued and sold under the Sales Agreement, dated November 7, 2018 (the "Sales Agreement"), between the registrant and H.C. Wainwright & Co., LLC.

        The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus immediately follows the base prospectus. The ordinary shares that may be offered, issued and sold under the sales agreement prospectus is included in the $300,000,000 of securities that may be offered, issued and sold by the registrant under the base prospectus. Upon termination of the Sales Agreement, any portion of the $75,000,000 included in the sales agreement prospectus that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus.

This information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 7, 2018

PROSPECTUS

$300,000,000

ORDINARY SHARES
WARRANTS
UNITS

        We may offer securities, warrants, rights, purchase contracts, units, or ordinary shares from time to time. We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the other securities so listed. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement. The securities offered by us pursuant to this prospectus will have an aggregate public offering price of up to $300,000,000.

        The securities covered by this prospectus may be offered and sold from time to time in one or more offerings, which may be through one or more underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus.

        This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus.

        Our ordinary shares are listed on the Nasdaq Global Market under the symbol "PRQR." On November 5, 2018, the last reported sale price of our ordinary shares on the Nasdaq Global Market was $22.01 per share.

        ProQR Therapeutics N.V. is a public company with limited liability (naamloze vennootschap) incorporated under the laws of the Netherlands. Our principal executive offices are located at Zernikedreef 9, 2333 CK Leiden, The Netherlands. Our telephone number at such address is 31 88 166 7000.

        Investing in our securities involves risks. See the section entitled "Risk Factors" on page 5 of this prospectus.

        Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2018.

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and any applicable prospectus supplement or free writing prospectus, including the documents that we incorporate by reference herein, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the "Securities Act," and Section 21E of the Securities Exchange Act of 1934, as amended, or the "Exchange Act." For this purpose, any statements contained herein, other than statements of historical fact, including statements regarding: the progress and timing of our product development programs and related trials; our future opportunities; our strategy, future operations, anticipated financial position, future revenues and projected costs; our management's prospects, plans and objectives; and any other statements about management's future expectations, beliefs, goals, plans or prospects constitute forward-looking statements. We may, in some cases, use words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "project," "should," "target," "will," "would" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the risks described under the heading "Risk Factors" in this prospectus and our most recent annual report on Form 20-F, as well as any amendments thereto reflected in subsequent filings with the SEC. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Our forward-looking statements do not reflect the potential impact of any acquisitions, mergers, dispositions, business development transactions, joint ventures or investments we may enter into or make in the future.

        You should rely only on information contained, or incorporated by reference, in this prospectus, the registration statement of which this prospectus is a part, the documents incorporated by reference in this prospectus, and any applicable prospectus supplement or free writing prospectus and understand that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievement. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law. Before deciding to purchase our securities, you should carefully consider the risk factors included or incorporated herein by reference, in addition to the other information set forth in this prospectus, any accompanying prospectus supplement, any free writing prospectus and in the documents incorporated by reference.

        You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, as well as the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may sell from time to time any combination of the securities described in this prospectus having an aggregate public offering price of $300,000,000 in one or more offerings. This prospectus provides you with a general description of the securities we may offer. When we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find Additional Information" and "Incorporation Of Certain Information By Reference."

PROSPECTUS SUMMARY

        This summary provides a brief overview of the key aspects of ProQR Therapeutics N.V. and certain material terms of the securities that may be offered that are known as of the date of this prospectus. Before you decide to invest in our securities, you should carefully consider the risks and discussion of risks set forth under the heading "Item 3. Key Information—D. Risk Factors" in our Annual Report on Form 20-F for the year ended December 31, 2017, filed with the SEC on March 30, 2018, and the subsequent Annual Reports on Form 20-F and Reports of Foreign Private Issuer on Form 6-K that we file with the SEC. When we use the words "the Company," "we," "us," "ours" and "our," we are referring to ProQR Therapeutics N.V. For a more complete understanding of the terms of a particular issuance of offered securities, and before making your investment decision, you should carefully read:

  •
  this prospectus, which explains the general terms of the securities that we may offer;

  •
  the accompanying prospectus supplement for such issuance, which explains the specific terms of the securities being offered and which may update or change information in this prospectus; and

  •
  the documents referred to in "Where You Can Find Additional Information" for information about us, including our financial statements.

 Our Company

        We are an innovative biopharmaceutical company engaged in the discovery and development of RNA-based therapeutics for the treatment of severe genetic orphan disorders. Utilizing our RNA platform we are building a pipeline of therapeutics for patients in need. Our drug development programs are based on single stranded RNA oligonucleotides that are chemically modified to enhance stability and cellular uptake, and aimed to restore protein function through targeting the RNA. While all our compounds are one therapeutic modality, a variety of mechanisms of actions may be used depending on the mutation that is targeted. We believe that this targeted approach offers several potential advantages compared to small molecule, gene therapy and other therapeutic approaches in the treatment of the rare genetic diseases we target.

        Our current pipeline consists of programs in ophthalmology, dermatology and cystic fibrosis and we have discovered and developed a novel proprietary RNA editing platform technology called Axiomer.

        We continue to assess our development and commercialization plans for our product candidates and intend to evaluate opportunities for beneficial collaborations or partnerships for these programs. In addition, using our discovery engine that is designed to generate a deep and broad pipeline of product candidates, we seek to enter into strategic partnerships for programs that we believe will benefit from such a partnership, and advance other selected programs independently to commercialization.

Listing

        Our ordinary shares are listed on the Nasdaq Global Market under the symbol "PRQR." If any other securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will so state.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        As required by the Securities Act, we have filed a registration statement relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.

        We file annual and other reports and other information with the SEC. Such filings are available to the public from the SEC's website at http://www.sec.gov. You may also read and copy any documents we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to incorporate by reference the information we file with the SEC, by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any information that we file later with the SEC and that is deemed incorporated by reference will automatically update and supersede the information in this prospectus. In all such cases, you should rely on the later information over different information included in this prospectus or in any incorporated document. You should not assume that information in any document incorporated by reference into this prospectus or any accompanying prospectus supplement is current as of any date other than the date of that document. This prospectus will be deemed to incorporate by reference the following documents, except that we do not incorporate any document or portion of a document that was furnished and deemed by the rules of the SEC not to have been filed:

  •
  our Annual Report on Form 20-F for the year ended December 31, 2017, filed with the SEC on March 30, 2018;

  •
  our Reports on Form 6-K, filed with the SEC on April 23, 2018, May 10, 2018, June 12, 2018, June 29, 2018, August 8, 2018, September 5, 2018 (two filings), October 29, 2018 and November 7, 2018; and

  •
  the description of our ordinary shares contained in our registration statement on Form 8-A (File No. 001-36622), filed with the SEC on September 16, 2014.

        We will also incorporate by reference any future filings made with the SEC under the Exchange Act after (i) the date of the initial registration statement and prior to the effectiveness of the registration statement and (ii) the date of this prospectus and before the completion of the offering of the securities under the registration statement. In addition, we will incorporate by reference certain future materials furnished to the SEC on Form 6-K after the date of the initial registration statement, but only to the extent specifically indicated in those submissions or in a future prospectus supplement. Each subsequently filed Annual Report should be deemed to supersede entirely each earlier filed Annual Report and Reports on Form 6-K containing our quarterly earnings releases and, unless explicitly stated otherwise, such earlier reports should not be deemed to be part of this prospectus or any accompanying prospectus supplement and you should not rely upon statements made in those earlier periodic reports.

        You may request a copy of these filings, at no cost, by writing, telephoning or emailing us at the following address:

Zernikedreef 9
2333 CK Leiden
The Netherlands
Attention: Company Secretary
Tel.: 31 88 166 7000
IR@proqr.com

RISK FACTORS

        An investment in our securities involves a high degree of risk. You should carefully consider the risks and discussion of risks set forth under the heading "Item 3. Key Information—D. Risk Factors" in our Annual Report on Form 20-F for the year ended December 31, 2017, filed with the SEC on March 30, 2018, and the other documents we have incorporated by reference in this prospectus, including the section entitled "Item 3. Key Information—D. Risk Factors" in future Annual Reports on Form 20-F that summarize the risks that may materially affect our business, before making an investment in our securities. Please see the sections of this prospectus entitled "Where You Can Find Additional Information" and "Incorporation of Certain Information By Reference."

 USE OF PROCEEDS

        Unless otherwise described in a prospectus supplement or related free writing prospectus, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes, which may include, but are not limited to, working capital, repayment of outstanding indebtedness, strategic acquisitions and other potential business development activities, ongoing research and development activities and capital expenditures. Pending any specific utilization, the proceeds from the sale of the offered securities may be invested in a manner designed to ensure levels of liquidity which correspond to our current and foreseeable cash needs. Such investments may include, but may not be limited to, short-term investments, including government bonds, or other interest-bearing investments.

        We may raise additional funds from time to time through equity or debt financings not involving the issuance of securities described in this prospectus, including borrowings under credit facilities, to finance our business and operations and any acquisitions.

 CAPITALIZATION

        Information on our consolidated capitalization will be contained in a prospectus supplement.

 DESCRIPTION OF SECURITIES WE MAY OFFER

Warrants

        The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase securities in one or more series. Warrants may be offered independently or together with ordinary shares or units offered by any prospectus supplement or free writing prospectus, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any warrants we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below.

        We may issue warrants to purchase our equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. A series of warrants may be issued under a separate warrant indenture between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of any applicable warrant indenture will be set forth in the applicable prospectus supplement.

        The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

  •
  the title of such warrants;

  •
  the aggregate number of such warrants;

  •
  the price or prices at which such warrants will be issued;

  •
  the currency or currencies, in which the price of such warrants will be payable;

  •
  the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

  •
  the price at which and the currency or currencies, in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

  •
  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

  •
  if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

  •
  if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

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  if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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  information with respect to book-entry procedures, if any;

  •
  if applicable, a discussion of any material United States Federal income tax considerations; and

  •
  any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Units

        This section outlines some of the provisions of the units and the unit agreements. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in the applicable prospectus supplement or free writing prospectus. If so described in a particular prospectus supplement or free writing prospectus, the specific terms of any series of units may differ from the general description of terms presented below.

        We may issue units comprised of ordinary shares and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.

        We may issue units consisting of one or more ordinary shares, warrants or any combination of such securities. The applicable prospectus supplement will describe:

  •
  the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

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  a description of the terms of any unit agreement governing the units; and

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  a description of the provisions for the payment, settlement, transfer or exchange or the units.

 DESCRIPTION OF SHARE CAPITAL

        This section describes the general terms of our ordinary shares that we may offer from time to time. For more detailed information, a holder of our ordinary shares should refer to our certificate of incorporation and our by-laws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

General

        We were incorporated on February 21, 2012 as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law. In connection with our initial public offering in 2014, our shareholders resolved to amend our articles of association and to convert into a public company with limited liability by means of a Deed of Amendment and Conversion, pursuant to which, we converted to a public company with limited liability (naamloze vennootschap) under the laws of the Netherlands. In connection with this conversion, our legal name changed from ProQR Therapeutics B.V. to ProQR Therapeutics N.V.

        Our company is registered with the Dutch Trade Register of the Chamber of Commerce (handelsregister van de Kamer van Koophandel en Fabrieken) in Leiden, the Netherlands under number 54600790. Our corporate seat is in Leiden, the Netherlands, and our registered office is at Zernikedreef9, 2333 CK Leiden, the Netherlands.

        As of the date hereof, our authorized share capital is €7,200,000, divided into 90,000,000 ordinary shares and 90,000,000 preferred shares, each with a nominal value of €0.04. Under Dutch law, our authorized share capital is the maximum capital that we may issue without amending our articles of association.

        Our ordinary shares are listed on the Nasdaq Global Market under the symbol "PRQR." We have listed our ordinary shares in registered form and our shares are not certificated. We have appointed American Stock Transfer & Trust Company, LLC as our agent to maintain our shareholders register and to act as transfer agent, registrar and paying agent for the ordinary shares. Our ordinary shares are traded on the Nasdaq Global Market in book-entry form.

Articles of Association and Dutch Law

        Set forth below is a summary of relevant information concerning the material provisions of our articles of association and applicable Dutch law. This summary does not constitute legal advice regarding those matters and should not be regarded as such.

Anti-Takeover Measure

        To enable us to pursue our business strategy and the successful development of our product pipeline and to protect our interests and those of our stakeholders (including shareholders, employees and patient populations), our business strategy, our continuity and our independence against actual and potential threats, we have adopted an anti-takeover measure by granting a perpetual and repeatedly exercisable call option to a protection foundation, Stichting Continuity ProQR Therapeutics. The call option confers on the protection foundation the right to acquire under certain conditions such number of preferred shares as equals, at the time of exercise of the call option, the lesser of: (i) the total number of shares equal to our issued share capital at that time, minus the number of preferred shares already held by the protection foundation at that time (if any) or (ii) the maximum number of preferred shares that may be issued under our authorized share capital under our articles of association from time to time. The protection foundation's articles of association provide that it will act to promote and protect the best interests of us, our business and our stakeholders, including patient populations that may benefit from our products and pipeline, by opposing any influences that conflict with these interests and threaten to undermine our strategy, continuity, independence and/or identity. The board of the protection foundation is independent from us, our stakeholders and our subsidiaries.

        Upon exercise of the call option, the preferred shares will be issued to the protection foundation for their nominal value, of which only 25% will be due upon issuance. The voting rights of our shares are based on nominal value and as we expect our shares to trade substantially in excess of nominal value, a foundation acquiring preferred shares issued at 25% of their nominal value can obtain significant voting power for a substantially reduced price and thus be used as a defensive measure. These preferred shares will have both a liquidation and dividend preference over our ordinary shares and will accrue cash dividends at a fixed rate with deficits in a preferred dividend being carried forward. The protection foundation may exercise the call option to acquire preferred shares in order to protect us from influences that do not serve our best interests and threaten to undermine our strategy, continuity, independence and/or identity. These influences may include a third-party acquiring a significant percentage of our ordinary shares, the announcement of a public offer for our ordinary shares, other concentration of control over our ordinary shares or any other form of pressure on us to alter our strategic policies.

Company's Shareholders' Register

        All of our registered shares are registered in our shareholders' register. Subject to Dutch law and our articles of association, we must keep our shareholders' register accurate and up-to-date. Our shareholders' register shall be kept by our management board. The ordinary shares listed on Nasdaq Global Market are held through DTC, therefore DTC is recorded in the shareholders register as the holder of those ordinary shares.

Issuance of Shares and Preemptive Rights

        Under Dutch law, shares are issued and rights to subscribe for shares are granted pursuant to a resolution of the general meeting of shareholders. Our articles of association provide that our general meeting of shareholders may only adopt such resolution upon a proposal of our management board, which proposal must have been approved by our supervisory board. Our general meeting of shareholders may authorize our management board to issue new shares or grant rights to subscribe for shares. The authorization can be granted and extended, in each case for a period not exceeding five years. For as long as such authorization is effective, our general meeting of shareholders will not have the power to issue shares and rights to subscribe for shares. Pursuant to our articles of association, our management board may only exercise the power to issue shares with the approval of our supervisory board.

        Under Dutch law, in the event of an issuance of ordinary shares or granting of rights to subscribe for ordinary shares, each shareholder will have a pro rata preemptive right in proportion to the aggregate nominal value of the ordinary shares held by such holder. A holder of ordinary shares does not have a preemptive right with respect to the issuance of—or granting of rights to subscribe for (i) ordinary shares for consideration other than cash, or (ii) ordinary shares to our employees or employees of one of our group companies, or (iii) ordinary shares to persons exercising a previously granted right to subscribe for shares, or (iv) preferred shares.

        The preemptive rights in respect of newly issued ordinary shares may be restricted or excluded by a resolution of the general meeting of shareholders. Our articles of association provide that our general meeting of shareholders may only adopt such resolution upon a proposal of our management board, which proposal must have been approved by our supervisory board. Our general meeting of shareholders may authorize our management board to restrict or exclude the preemptive rights in respect of newly issued ordinary shares. Such authorization for the management board can be granted and extended, in each case for a period not exceeding five years. For as long as such authorization is effective, our general meeting of shareholders will not have the power to limit or exclude preemptive rights and such authorization may not be revoked unless stipulated otherwise in the authorization. A resolution of the general meeting of shareholders to restrict or exclude the preemptive rights or to designate our management board as the authorized body to do so requires at least a two-thirds majority of the votes cast, if less than one half of our issued share capital is represented at the meeting.

        Preferred shares do not carry preemptive rights in respect of newly issued ordinary shares or preferred shares, nor do holders of ordinary shares have preemptive rights in respect of newly issued preferred shares. The call option of the protection foundation to acquire newly issued preferred shares of the company, see "Description of Share Capital—Anti-Takeover Measure", is an irrevocable and repeatedly exercisable right to subscribe for preferred shares.

        On May 16, 2018, our general meeting of shareholders adopted a resolution pursuant to which our management board, subject to approval of the supervisory board, is authorized to, in accordance with applicable laws and Nasdaq listing rules and for a period of 5 years from the date of the resolution of the general meeting of shareholders: (a) issue ordinary shares up to 100% of the Company's authorized share capital for general purposes and issuances under Company's stock option plans with the proviso that the issuances under stock option plans is limited to 15% of the Company's issued share capital (minus any treasury shares) at the date of the general meeting of shareholders; (b) grant rights to subscribe for ordinary shares as described under (a); and (c) limit or exclude the pre-emptive rights of holders of ordinary shares, which delegation shall include the authority to determine the price and further terms and conditions of any such share issuance or grant.

Repurchases of our Shares

        Under Dutch law, we may not subscribe for newly issued shares in our own capital. We may acquire our shares, subject to applicable provisions and restrictions of Dutch law and our articles of association, to the extent that:

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  such shares are fully paid-up;

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  such shares are acquired for no consideration or such repurchase would not cause our shareholders' equity to fall below an amount equal to the sum of the paid-up and called-up part of the issued share capital and the reserves we are required to maintain pursuant to Dutch law or our articles of association; and

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  after the acquisition of shares, we and our subsidiaries would not hold, or would not hold as pledgees, shares having an aggregate nominal value that exceeds 50% of our issued share capital.

        Other than shares acquired for no consideration or by universal succession, we may acquire shares only if our general meeting of shareholders has authorized the management board to do so. An authorization by the general meeting of shareholders for the acquisition of shares can be granted for a maximum period of 18 months. Such authorization must specify the number of shares that may be acquired, the manner in which these shares may be acquired and the price range within which the shares may be acquired. No authorization of the general meeting of shareholders is required if ordinary shares are acquired by us on Nasdaq with the intention of transferring such ordinary shares to our employees or employees of a group company pursuant to an arrangement applicable to them. Our articles of association further provide that a resolution of our management board to acquire fully paid-up shares in our share capital requires the approval of our supervisory board.

        On May 16, 2018, our general meeting of shareholders adopted a resolution pursuant to which our management board will be authorized to acquire (i) up to 10% of the issued share capital of the Company plus, in case of a material reorganization of the capital structure of the Company, (ii) an additional 10% of the issued share capital of the Company, by any means, including through derivative products, purchases on any stock exchange, through any private purchase or block trade, or otherwise, for a price that is between 0.01 US Dollar and an amount which is not higher than 110% of the average market price of such ordinary shares on Nasdaq (with the market price deemed to be the average of the closing price on each of the five consecutive days of trading preceding the three trading days prior to the date of acquisition), for a period of eighteen (18) months with effect from the general meeting of shareholders. In this respect, the words "issued share capital" means the Company's issued share capital from time to time. For the avoidance of doubt, the issued share capital includes treasury shares.

Capital Reductions; Cancellation

        At a general meeting of shareholders, our shareholders may resolve to reduce our issued share capital by (i) cancelling shares or (ii) reducing the nominal value of the shares by virtue of an amendment to our articles of association. In either case, this reduction would be subject to applicable statutory provisions. A resolution to cancel shares may only relate (x) to shares held by the company itself or in respect of which the company holds the depository receipts, and (y) to all preferred shares. Our articles of association provide that our general meeting of shareholders may only adopt such resolution upon a proposal of our management board, which proposal must have been approved by our supervisory board. In order to be adopted by the general meeting of shareholders, a resolution to reduce the capital requires a simple majority of the votes cast at a general meeting of shareholders if at least half the issued capital is represented at the meeting or at least two-thirds of the votes cast at the general meeting of shareholders if less than half of the issued capital is represented at the general meeting of shareholders.

        A reduction of the nominal value of shares without repayment and without release from the obligation to pay up the shares must be effectuated proportionally on shares of the same class (unless all shareholders concerned agree to a disproportionate reduction). A resolution that would result in a reduction of capital requires approval of the meeting of each group of holders of shares of the same class whose rights are prejudiced by the reduction. In addition, a reduction of capital involves a two month waiting period during which creditors have the right to object to a reduction of capital under specified circumstances.

        In the event that all preferred shares are cancelled, distributions shall be made to the protection foundation as sole holder of such preferred shares.

Corporate Objectives

        Under our articles of association, our corporate objectives are:

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  the development, bringing to market and exploitation of products and technologies in the field of biotechnology;

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  the research and development of (or the commission to research and develop) patents, know-how and intellectual and industrial property;

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  to make our products available to the patient populations that may benefit from such products and to maintain a suitable pipeline of products that may be beneficial for relevant patient populations;

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  to participate in, to finance, to hold any other interest in and to conduct the management or supervision of other entities, companies, partnerships and businesses;

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  to furnish guarantees, to provide security, to warrant performance in any other way and to assume liability, whether jointly and severally or otherwise, in respect of obligations of group companies or other parties; and

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  to do anything which, in the widest sense of the words, is connected with or may be conducive to the attainment of these objects.

Amendment of Articles of Association

        Our general meeting of shareholders, at the proposal of our management board, with the prior approval of our supervisory board, may resolve to amend our articles of association. A resolution taken by the general meeting of shareholders to amend our articles of association requires a simple majority of the votes cast.

General Meetings of Shareholders

        General meetings of shareholders are held in Leiden, Amsterdam, Rotterdam, The Hague, in the municipality of Haarlemmermeer (Schiphol Airport), Oegstgeest, Leidschendam, Katwijk, Noordwijk or Wassenaar, the Netherlands. All shareholders and others entitled to attend general meetings of shareholders are authorized to attend the general meeting of shareholders, to address the meeting and, in so far as they have such right, to vote, either in person or by proxy.

        We must hold at least one general meeting of shareholders each year, to be held within six months after the end of our financial year. A general meeting of shareholders shall also be held within three months after our management board has considered it to be likely that the company's equity has decreased to an amount equal to or lower than half of its paid up and called up capital. If the management board and supervisory board have failed to ensure that such general meetings of shareholders as referred to in the preceding sentences are held in a timely fashion, each shareholder and other person entitled to attend shareholders' meetings may be authorized by the Dutch court to convene the general meeting of shareholders.

        Our management board and our supervisory board may convene additional extraordinary general meetings of shareholders whenever they so decide. Pursuant to Dutch law, one or more shareholders and/or others entitled to attend general meetings of shareholders, alone or jointly representing at least ten percent of our issued share capital may on their application, be authorized by the Dutch court to convene a general meeting of shareholders. The Dutch court will disallow the application if it does not appear to it that the applicants have previously requested that the management board or supervisory board convenes a shareholders' meeting and neither the management board nor the supervisory board has taken the necessary steps so that the shareholders' meeting could be held within eight weeks after the request.

        General meetings of shareholders are convened by a notice which includes an agenda stating the items to be discussed. For the annual general meeting of shareholders the agenda will include, among other things, the adoption of our annual accounts, the appropriation of our profits or losses and proposals relating to the composition and filling of any vacancies of the management board or supervisory board. In addition, the agenda for a general meeting of shareholders includes such items as have been included therein by our management board or our supervisory board. Pursuant to Dutch law, one or more shareholders and/or others entitled to attend general meetings of shareholders, alone or jointly representing at least 3% of the issued share capital have the right to request the inclusion of additional items on the agenda of shareholders' meetings. Such requests must be made in writing, substantiated, or by a proposal for a resolution and received by us no later than the sixtieth day before the day the relevant general meeting of shareholders is held. No resolutions will be adopted on items other than those which have been included in the agenda.

        We will give notice of each general meeting of shareholders by publication on our website and, to the extent required by applicable law, in a Dutch daily newspaper with national distribution, and in any other manner that we may be required to follow in order to comply with Dutch law, applicable stock exchange and SEC requirements. We will observe the statutory minimum convening notice period for a general meeting of shareholders.

        Pursuant to our articles of association, our management board may determine a record date (registratiedatum) of 28 calendar days prior to a general meeting of shareholders to establish which shareholders and others with meeting rights are entitled to attend and, if applicable, vote in the general meeting of shareholders. The record date, if any, and the manner in which shareholders can register and exercise their rights will be set out in the convocation notice of the general meeting of shareholders. Our articles of association provide that a shareholder must notify the company in writing of his identity and his intention to attend (or be represented at) the general meeting of shareholders, such notice to be received by us ultimately on the seventh day prior to the general meeting of shareholders. If this requirement is not complied with or if upon direction of the company to that effect no proper identification is provided by any person wishing to enter the general meeting of shareholders, the chairman of the general meeting of shareholders may, in his sole discretion, refuse entry to the shareholder or his proxy holder.

        Pursuant to our articles of association, our general meeting of shareholders is chaired by the chairman of our supervisory board. If the chairman of our supervisory board is absent and has not charged another person to chair the meeting in his place, the supervisory board members present at the meeting shall appoint one of them to be chairman. If no supervisory board members are present at the general meeting of shareholders, the general meeting of shareholders will be chaired by our CEO or, if our CEO is absent, another management board member present at the meeting and, if none of them is present, the general meeting of shareholders shall appoint its own chairman. The person who should chair the meeting may appoint another person in his stead.

        The chairman of the general meeting of shareholders may decide at his discretion to admit other persons to the meeting. The chairman of the general meeting of shareholders shall appoint another person present at the shareholders' meeting to act as secretary and to minute the proceedings at the meeting. The chairman of the general meeting of shareholders may instruct a civil law notary to draw up a notarial report of the proceedings at the company's expense, in which case no minutes need to be taken. The chairman of the general meeting of shareholders is authorized to eject any person from the general meeting of shareholders if the chairman considers that person to disrupt the orderly proceedings. The general meeting of shareholders shall be conducted in the English language.

Voting Rights and Quorum Requirements

        In accordance with Dutch law and our articles of association, each issued ordinary share and preferred share confers the right on the holder thereof to cast one vote at the general meeting of shareholders. The voting rights attached to any shares held by us or our direct or indirect subsidiaries are suspended as long as they are held in treasury. Dutch law does not permit cumulative voting for the election of management board members or supervisory board members.

        Voting rights may be exercised by shareholders or by a duly appointed proxy holder (the written proxy being acceptable to the chairman of the general meeting of shareholders) of a shareholder, which proxy holder need not be a shareholder. Our articles of association do not limit the number of shares that may be voted by a single shareholder.

        Under our articles of association, blank votes, abstentions and invalid votes shall not be counted as votes cast. Further, shares in respect of which a blank or invalid vote has been cast and shares in respect of which the person with meeting rights who is present or represented at the meeting has abstained from voting are counted when determining the part of the issued share capital that is present or represented at a general meeting of shareholders. The chairman of the general meeting of shareholders shall determine the manner of voting and whether voting may take place by acclamation.

        In accordance with Dutch law and generally accepted business practices, our articles of association do not provide quorum requirements generally applicable to general meetings of shareholders. To this extent, our practice varies from the requirement of Nasdaq Listing Rule 5620(c), which requires an issuer to provide in its bylaws for a generally applicable quorum, and that such quorum may not be less than one-third of the outstanding voting shares.

        Resolutions of the general meeting of shareholders are adopted by a simple majority of votes cast without quorum requirement, except where Dutch law or our articles of association provide for a special majority and/or quorum in relation to specified resolutions.

        The chairman of the general meeting of shareholders shall decide on the method of voting and may determine the voting procedure. The determination made by the chairman of the general meeting of shareholders with regard to the results of a vote shall be decisive. However, where the accuracy of the chairman's determination is contested immediately after it has been made, a new vote shall take place if the majority of the general meeting of shareholders so requires or, where the original vote did not take place by response to a roll call or in writing, if any party with voting rights present at the meeting so requires.

        Our management board will keep a record of the resolutions passed at each general meeting of shareholders. The record shall be available at our office for inspection by any person entitled to attend general meetings of shareholders and upon request a copy of or extract from the record will be provided to such person at no more than the cost price.

        Our articles of association and Dutch law provide that resolutions of our management board concerning a material change in the identity or character of the company or our business are subject to the approval of the general meeting of shareholders. Such changes include in any event:

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  a transfer of all or materially all of our business to a third party;

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  the entry into or termination of a long-lasting alliance of the company or of a subsidiary either with another entity or company, or as a fully liable partner of a limited partnership or partnership, if this alliance or termination is of significant importance for the company; and

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  the acquisition or disposition of an interest in the capital of a company by the company or by a subsidiary with a value of at least one third of the value of the assets, according to the balance sheet with explanatory notes or, if the company prepares a consolidated balance sheet, according to the consolidated balance sheet with explanatory notes in the company's most recently adopted annual accounts.

Adoption of Annual Accounts and Discharge of Management and Supervisory Liability

        Pursuant to Dutch law, we are required to publish our annual accounts within eight days after adoption.

        Each year within five months after the end of our financial year, save where this period is extended for a maximum of five months by the general meeting of shareholders on account of special circumstances, our management board will prepare the annual accounts. The annual accounts must be accompanied by an auditor's certificate, an annual report and certain other mandatory information and must be made available for inspection by our shareholders at our offices within the same period. Under Dutch law, the general meeting of shareholders may appoint and remove our independent auditors, as referred to in Section 2:393 Dutch Civil Code, who audit the annual accounts. If the general meeting of shareholders fails to appoint an independent auditor, the auditor will be appointed by the supervisory board or, if the supervisory board fails to do so, the management board. The annual accounts are adopted by our shareholders at the general meeting of shareholders and will be prepared in accordance with Part 9 of Book 2 of the Dutch Civil Code.

        The adoption of the annual accounts by our shareholders does not release our management board members and our supervisory board members from liability for acts reflected in those documents. Any such release from liability requires a separate shareholders' resolution.

        Our financial reporting will be subject to the supervision of the Dutch regulator AFM. The AFM will review the content of the financial reports and has the authority to approach us with requests for information if, on the basis of publicly available information, it has reasonable doubts as to the integrity of our financial reporting. For a more detailed description we refer to the description below under the heading "—Dutch Financial Reporting Supervision Act."

Dividends and other Distributions

        We may only make distributions to our shareholders and other persons entitled to distributable profits, to the extent that our shareholders' equity exceeds the sum of the paid-up and called-up share capital plus the reserves as required to be maintained by Dutch law or by our articles of association.

        Under our articles of association, a (cumulative) dividend is first paid out of the profit, if available for distribution, on any preferred shares, of which none will be outstanding on completion of this offering. Any amount remaining out of the profit is carried to reserve as the management board determines. After reservation by the management board of any profit, the remaining profit will be at the disposal of the general meeting of shareholders. The management board is permitted, subject to certain requirements and subject to approval of the supervisory board, to declare interim dividends without the approval of the general meeting of shareholders.

        Distributions shall be payable in such currency as determined by our management board. We intend that distributions, if any, shall be payable on such date as determined by our management board. Our management board will set the date that will be applied in order to establish which shareholders (or usufructuaries or pledgees, as the case may be) are entitled to the distribution, such date not being earlier than the date on which the distribution was announced. Claims for payment of dividends and other distributions not made within five years from the date that such dividends or distributions became payable, will lapse and any such amounts will be considered to have been forfeited to us (verjaring).

        We do not anticipate paying any dividends for the foreseeable future.

Liquidation and Dissolution

        The general meeting of shareholders may, based on a proposal by our management board, which proposal has been approved by our supervisory board, resolve to dissolve the company by a resolution passed by a simple majority of the votes cast. In the event of the company being dissolved, the liquidation shall be effected by our management board under the supervision of the supervisory board, unless the general meeting of shareholders decides otherwise.

        In the event of a dissolution and liquidation, the assets remaining after payment of all of the company's debts (including any liquidation expenses) are to be distributed (i) firstly to the holders, if any, of preferred shares the nominal value of the preferred shares (to the extent paid-up) plus unpaid accrued dividends and deficits (if any) in preferred dividends, (ii) the balance remaining to the holders of ordinary shares in proportion to the aggregate nominal value of their ordinary shares. The liquidation and all distributions referred to in this paragraph will be made in accordance with the relevant provisions of Dutch law.

Limitations on Non-Residents and Exchange Controls

        There are no limits under the laws of the Netherlands or in our articles of association on non-residents of the Netherlands holding or voting our ordinary shares. Under Dutch law, there currently are no exchange controls applicable to the transfer of dividends or other distributions with respect to, or of the proceeds from the sale of, shares in a Dutch company, to persons outside the Netherlands.

Netherlands Squeeze-Out Proceedings

        Pursuant to Section 2:92a of the Dutch Civil Code, a shareholder who for its own account (or together with its group companies) provides at least 95% of our issued share capital may institute proceedings against our other shareholders jointly for the transfer of their shares to it. The proceedings are held before the Enterprise Chamber of the Amsterdam Court of Appeal (Ondernemingskamer) and can be instituted by means of a writ of summons served upon each of the minority shareholders in accordance with the provisions of the Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering). The Enterprise Chamber may grant the claim for squeeze-out in relation to all minority shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value of the shares of the minority shareholders. Once the order to transfer by the Enterprise Chamber of the Amsterdam Court of Appeal becomes final and irrevocable, the majority shareholder that instituted the squeeze-out proceedings shall give written notice of the date and place of payment and the price to the holders of the shares to be acquired whose addresses are known to the majority shareholder. Unless the addresses of all minority shareholders are known to the majority shareholder acquiring the shares, the majority shareholder is required to publish the same in a newspaper with a national circulation.

        A shareholder that provides a majority of our issued share capital, but less than the 95% required to institute the squeeze-out proceedings described above, may seek to propose and implement one or more restructuring transactions with the objective to obtain at least 95% of our issued share capital and thus to be allowed to initiate squeeze-out proceedings. Those restructuring transactions could, amongst other things, include a legal merger or demerger involving our company, a contribution of cash and/or assets against issuance of shares involving our company, the issue of new shares to the majority shareholder while excluding any pre-emption rights of minority shareholders in relation to such issuance or an asset sale transaction.

        In Dutch public takeover practice, depending on the circumstances, an asset sale transaction is sometimes used as a way to squeeze out minority shareholders, for example, after a successful public offer, or tender offer, through which the offeror acquires a supermajority, but less than all, of the shares. In such a scenario, the business of the target company would be sold to an offeror, a buyer or a special purpose vehicle, followed by the liquidation of the target company. The purchase price would be distributed to all shareholders in proportion to their respective shareholding as liquidation proceeds, thus separating the business from the company in which minority shareholders participated.

        Under our articles of association, any proposal to sell and transfer all of our assets and to dissolve and liquidate our company is subject to approval by a majority of the votes cast in our general meeting of shareholders which must be preceded by a proposal by our management board, which must be approved by our supervisory board.

Dutch Corporate Governance Code

        The DCGC is based on a "comply or explain" principle. Accordingly, companies are required to disclose in their annual report filed in the Netherlands whether or not they are complying with the various rules of the DCGC that are addressed to the management board and supervisory board and, if they do not apply those provisions, to give the reasons for such non-application. The DCGC contains both principles and best practice provisions for the management board, supervisory board, shareholders and general meetings of shareholders, financial reporting, auditors, disclosure, compliance and enforcement standards. The principles and best practice provisions apply to our management board and supervisory board, for example in relation to its role and composition, conflicts of interest, independence requirements for supervisory board members, supervisory board committees and compensation; shareholders and the general meeting of shareholders, for example, regarding anti-takeover protection and obligations of the company to provide information to our shareholders; and financial reporting, including external auditor and internal audit requirements.

        We acknowledge the importance of good corporate governance. However, at this stage, we do not comply with all the provisions of the DCGC, to a large extent because such provisions conflict with or are inconsistent with the corporate governance rules of the Nasdaq Stock Market and U.S. securities laws that apply to us, or because such provisions do not reflect best practices of global companies listed on the Nasdaq Global Market.

        The discussion below summarizes the most important differences between our governance structure and the principles and best practices of the DCGC:

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  Best practice provision 4.1.3 (vii) provide that each substantial change in our corporate governance structure and in our compliance with the DCGC must be submitted to the general meeting of shareholders for discussion under a separate agenda item. As our ordinary shares will be listed on the Nasdaq Global Market only, we intend to comply with the corporate governance rules that apply to companies that are listed on the Nasdaq Global Market and therefore will not comply with this provision.

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  Best practice provision 2.1.7 (i) stipulates that any one of the criteria referred to in best practice provision 2.1.8, sections i. to v. inclusive should be applicable to at most one supervisory board member As our ordinary shares will be listed on the Nasdaq Global Market only, we intend to comply with the corporate governance rules that apply to companies that are listed on the Nasdaq Global Market, and will therefore only apply the Nasdaq criteria on independence of members of the supervisory board.

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  Best practice provision 3.3.2 prohibits the granting of shares or rights to shares to members of the supervisory board as remuneration. It is common practice for companies listed on the Nasdaq Global Market to grant shares to the members of the supervisory board as compensation, in order to align the interests of the members of the supervisory board with our interests and those of our shareholders, and we have granted and expect to grant options to acquire ordinary shares to our supervisory board members.

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  Pursuant to the best practice provision 3.1.2 (vi) and (vii) of the DCGC, options granted to our management board members should not be exercisable during the first three years after the date of grant; shares granted to our management board members should be retained by them for a period of at least five years; We do not intend to comply with all of the above requirements.

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  Best practice provision 4.3.3 provides that the general meeting of shareholders may pass a resolution to cancel the binding nature of a nomination for the appointment of a member of the management board or of the supervisory board or a resolution to dismiss such member by an absolute majority of the votes cast. It may be provided that such majority should represent a given proportion of the issued capital, but this proportion may not exceed one third. In addition, this best practice provision provides that if such proportion of the share capital is not represented at the meeting, but an absolute majority of the votes cast is in favor of a resolution to cancel the binding nature of the nomination, a new general meeting of shareholders will be convened where the resolution may be adopted by absolute majority, regardless of the proportion of the share capital represented at the meeting. Our articles of association will provide that these resolutions can only be adopted with at least a 2/3 majority which must represent more than 50% of our issued capital, and that no such second meeting will be convened, because we believe that the decision to overrule a nomination by the management board or the supervisory board for the appointment or dismissal of a member of our management board or of our supervisory board must be widely supported by our shareholders.

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  Best practice provision 4.2.3 stipulates that meetings with analysts, presentations to analysts, presentations to investors and institutional investors and press conferences must be announced in advance on the company's website and by means of press releases. Provision must be made for all shareholders to follow these meetings and presentations in real time, for example by means of webcasting or telephone. After the meetings, the presentations must be posted on the company's website. We believe that enabling shareholders to follow in real time all the meetings with analysts, presentations to analysts and presentations to investors, would create an excessive burden on our resources. We intend to post analyst presentations on our website after meetings with analysts.

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  Pursuant to best practice provision 3.2.3 the remuneration of the management board in the event of dismissal may not exceed one year's salary. The management services agreements with our management board members provide for a lump-sum equal to 24 months of the individual's monthly gross fixed salary. Based on the risk profile of the company and to be able to attract highly skilled management, we assumed this period to be appropriate.

Market Abuse

        The Market Abuse section described in our other filings with the Securities and Exchange Commission, including our annual report on Form 20-F for the year ended December 31, 2015, and the base prospectus included in our registration statement on Form F-3 (File No. 333-207245), is no longer applicable following the EU Market Abuse Regulation, which became effective as of July 3, 2016. The EU Market Abuse Regulation has direct effect in the Netherlands and other EU member states. The EU Market Abuse Regulation replaces the provisions on market abuse, insider trading and notifications set out in the Dutch Financial Supervision Act. The EU Market Abuse Regulation does not apply to companies whose shares are not admitted to trading or are not listed on a regulated market in the EU/EEA, but only on NASDAQ. Accordingly, the provisions of the EU Market Abuse Regulation do not currently apply to us.

Dutch Financial Reporting Supervision Act

        Under the Dutch Financial Reporting Supervision Act (Wet toezicht financiële verslaggeving) (the "FRSA"), the AFM supervises the application of financial reporting standards by, among others, companies whose corporate seats are in the Netherlands and whose securities are listed on a regulated market within the EU or in a non-EU country on a system similar to a regulated market. Since our company has its corporate seat in the Netherlands and our ordinary shares are listed on the Nasdaq Global Market, the FRSA will be applicable to us.

        Pursuant to the FRSA, the AFM has an independent right to (i) request an explanation from us regarding our application of the applicable financial reporting standards and (ii) recommend to us that we make available further explanations. If we do not comply with such a request or recommendation, the AFM may request that the Enterprise Chamber order us to (i) make available further explanations as recommended by the AFM, (ii) provide an explanation of the way we have applied the applicable financial reporting standards to our financial reports or (iii) prepare our financial reports in accordance with the Enterprise Chamber's instructions.

Differences in Corporate Law

        We are incorporated under the laws of the Netherlands. The following discussion summarizes material differences between the rights of holders of our ordinary shares and the rights of holders of the common stock of a typical corporation incorporated under the laws of the state of Delaware, which result from differences in governing documents and the laws of the Netherlands and Delaware.

        This discussion does not purport to be a complete statement of the rights of holders of our ordinary shares under applicable Dutch law and our articles of association or the rights of holders of the common stock of a typical corporation under applicable Delaware law and a typical certificate of incorporation and bylaws.

Delaware	The Netherlands
Duties of Directors

The board of directors of a Delaware corporation bears the ultimate responsibility for managing the business and affairs of a corporation.

In discharging this function, directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its shareholders. The duty of care generally requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. In general, but subject to certain exceptions, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation.

In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the shareholders.

In the Netherlands, a listed company typically has a two-tier board structure, with a management board comprising the executive directors and a supervisory board comprising the non-executive directors (although a single-tier board system may also be used).

Under Dutch law, the management board is responsible for the day-to-day management and the strategy, policy and operations of a company. The supervisory board is responsible for supervising the conduct of, and providing advice to, the management board and for supervising the company's general affairs and business. Each managing director and supervisory director has a duty to act in the corporate interest of the company and the business connected with it.

Unlike under Delaware law, under Dutch law the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees, customers and suppliers. The duty to act in the corporate interest of the company and the business connected with it also applies in the event of a proposed sale or break-up of the company, whereby the specific circumstances generally dictate how such duty is to be applied. Any management board resolution concerning a material change in the identity or character of the company or its business requires shareholders' approval. The management board may decide in its sole discretion, within the confines of Dutch law and the articles of association, to incur additional indebtedness subject to any contractual restrictions pursuant to our existing financing arrangements.

Delaware	The Netherlands
The Delaware General Corporation Law generally provides for a one-year term for directors, but permits directorships to be divided into up to three classes with up to three-year terms, with the years for each class expiring in different years, if permitted by the certificate of incorporation, an initial bylaw or a bylaw adopted by the shareholders. A director elected to serve a term on a "classified" board of directors may not be removed by shareholders without cause. There is no limit to the number of terms a director may serve.	In contrast to Delaware law, under Dutch law a supervisory board member of a listed company is generally appointed for a maximum term of four years. There is no statutory limit to the number of terms a supervisory board member may serve, although the DCGC recommends that a supervisory board member is appointed for a period of four years and may then be reappointed once for another four-year period. The supervisory board member may then subsequently be reappointed again for a period of two years, which appointment may be extended by at most two years. In the event of a reappointment after an eight-year period, reasons should be given in the report of the supervisory board..

A supervisory board member may be removed at any time, with or without cause, by the general meeting of shareholders. Pursuant to our articles of association, our general meeting of shareholders may only adopt a resolution to suspend or dismiss such supervisory board member by at least a two-thirds majority of the votes cast, if such majority represents more than half of the issued share capital of the company, unless the proposal was made by the supervisory board, in which case a simple majority of the votes cast is sufficient.

Board Vacancies

The Delaware General Corporation Law provides that vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director unless (a) otherwise provided in the certificate of incorporation or by-laws of the corporation or (b) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case a majority of the other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.
Under Dutch law, management board members and supervisory board members of a company such as ours are appointed by the general meeting of shareholders, rather than appointed by the management board as is typical for a Delaware corporation.

Under our articles of association, management board members and supervisory board members are appointed by our general meeting of shareholders upon the binding nomination by our supervisory board. However, the general meeting of shareholders, may at all times overrule such binding nomination by a resolution adopted by at least a two-thirds majority of the votes cast, provided such majority represents more than half of our issued share capital, following which our supervisory board shall draw up a new binding nomination.

Delaware	The Netherlands
Conflict-of-Interest Transactions

Under the Delaware General Corporation Law, transactions with directors must be approved by disinterested directors or by the shareholders, or otherwise proven to be fair to the company as of the time it is approved. Such transaction will be void or voidable, unless (1) the material facts of any interested directors' interests are disclosed or are known to the board of directors and the transaction is approved by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum; (2) the material facts of any interested directors' interests are disclosed or are known to the shareholders entitled to vote thereon, and the transaction is specifically approved in good faith by vote of the shareholders; or (3) the transaction is fair to the company as of the time it is approved.
Under Dutch law, a management board member and a supervisory board member with a direct or indirect personal interest that conflicts with the interests of the company or of the business connected with it must abstain from participating in the decision- making process (i.e., the deliberations and the decision-making) with respect to the relevant matter. A board member with such a conflict of interest must promptly notify the other directors of his or her conflict. If it becomes apparent that such member was indeed involved in the decision-making process, then such decision may be nullified.

Our articles of association provide that if as a result of conflicts of interest no resolution of the management board can be adopted, the resolution will be adopted by our supervisory board. If as a result of a conflict of interest of supervisory board members no resolution of the supervisory board can be adopted, the resolution can nonetheless be adopted by our supervisory board as if there was no conflict of interest. In that case, each supervisory board member is entitled to participate in the discussion and decision making process and to cast a vote.

Management board members with a conflict of interest remain authorized to represent the company. However, the relevant management board members may under certain circumstances be held personally liable for any damage suffered by the company as a consequence of the transaction.

Agreements entered into with third parties contrary to the rules on decision-making in the case of a conflict of interest, may as a rule not be annulled. Only under special circumstances will a company be able to annul an agreement or claim damages, such as when a third party abuses a conflict of interest situation.
Proxy Voting by Directors
A director of a Delaware corporation may not issue a proxy representing the director's voting rights as a director.
An absent management board member may issue a proxy for a specific meeting of the management board but only in writing to another management board member. An absent supervisory board member may issue a proxy for a specific meeting of the supervisory board but only in writing to another supervisory board member.

Delaware	The Netherlands
Voting Rights

Under the Delaware General Corporation Law, each shareholder is entitled to one vote per share of stock, unless the certificate of incorporation provides otherwise. Cumulative voting for elections of directors is not permitted unless the corporation's certificate of incorporation specifically provides for it. Either the certificate of incorporation or the bylaws may specify the number of shares or the amount of other securities that must be represented at a meeting in order to constitute a quorum, but in no event will a quorum consist of less than one-third of the shares entitled to vote at a meeting, except that, where a separate vote by a class or series or classes or series is required, a quorum will consist of no less than 1/3 of the shares of such class or series or classes or series.

Shareholders as of the record date for the meeting are entitled to vote at the meeting, and the board of directors may fix a record date that is no more than 60 days nor less than 10 days before the date of the meeting, and if no record date is set then the record date is the close of business on the day next preceding the day on which the meeting is held. The determination of the shareholders of record entitled to notice or to vote at a meeting of shareholders shall apply to any adjournment of the meeting, but the board of directors may fix a new record date for the adjourned meeting.

Under Dutch law, shares have one vote per share, provided such shares have the same nominal value. Our articles of association do not provide quorum requirements generally applicable to general meetings of shareholders. All resolutions of the general meeting of shareholders are adopted by a simple majority of votes cast without quorum requirement, except where Dutch law or our articles of association provide for a special majority and/or quorum in relation to specified resolutions. Each holder of ordinary shares may cast as many votes as it holds shares. The voting rights attached to any shares held by us or our direct or indirect subsidiaries are suspended as long as they are held in treasury. Dutch law does not permit cumulative voting for the election of management board members and supervisory board members.

Pursuant to our articles of association, our management board may determine a record date (registratiedatum) of 28 calendar days prior to a general meeting of shareholders to establish which shareholders and others with meeting rights are entitled to attend and, if applicable, vote in the general meeting of shareholders. The record date, if any, and the manner in which shareholders can register and exercise their rights will be set out in the convocation notice of the general meeting of shareholders. There is no specific provision in Dutch law for adjournments.

Delaware	The Netherlands
Shareholder Proposals

Delaware law does not provide shareholders an express right to put any proposal before a meeting of shareholders, but it provides that a corporation's bylaws may provide that if the corporation solicits proxies with respect to the election of directors, it may be required to include in its proxy solicitation materials one or more individuals nominated by a shareholder. In keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. Additionally, if a Delaware corporation is subject to the SEC's proxy rules, a shareholder who owns at least $2,000 in market value or 1% of the corporation's securities entitled to vote for a continuous period of one year as of the date he submits a proposal, may propose a matter for a vote at an annual or special meeting in accordance with those rules.
Pursuant to Dutch law, one or more shareholders or others with meeting rights alone or jointly representing at least 10% of the issued share capital may on their application be authorized by the Dutch Court to convene a general meeting of shareholders if the management board and the supervisory board fail to do so in a timely manner.

The agenda for a general meeting of shareholders must contain such items as the management board, supervisory board or the person or persons convening the meeting decide. Pursuant to Dutch law, unlike under Delaware law, the agenda will also include such other items as one or more shareholders and/or others entitled to attend general meetings of shareholders, alone or jointly representing at least 3% of the issued share capital may request of the management board in writing and substantiated or by a proposal for a resolution, received by the company no later than on the 60th day before the date of the meeting.

Action by Written Consent

Unless otherwise provided in the corporation's certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of shareholders of a corporation may be taken without a meeting, without prior notice and without a vote, if one or more consents in writing, setting forth the action to be so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
Under Dutch law, shareholders' resolutions may be adopted in writing without holding a meeting of shareholders, provided (a) the articles of association expressly so allow, (b) no bearer shares or depository receipts are issued, (c) there are no persons entitled to the same rights as holders of depository receipts issued with the company's cooperation, (d) the management board and supervisory board members have been given the opportunity to give their advice on the resolution, and (e) the resolution is adopted unanimously by all shareholders that are entitled to vote.

The requirement of unanimity renders the adoption of shareholder resolutions without a meeting not feasible for publicly traded companies. Our articles of association only expressly allow resolutions of the holders of preferred shares to be adopted without holding a meeting.

Delaware	The Netherlands
Shareholder Suits

Under the Delaware General Corporation Law, a shareholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. An individual also may commence a class action suit on behalf of himself and other similarly situated shareholders where the requirements for maintaining a class action under Delaware law have been met. A person may institute and maintain such a suit only if that person was a shareholder at the time of the transaction which is the subject of the suit. In addition, under Delaware case law, the plaintiff normally must be a shareholder not only at the time of the transaction that is the subject of the suit, but also throughout the duration of the derivative suit. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff in court, unless such a demand would be futile.
Unlike under Delaware law, in the event a third party is liable to a Dutch company, only the company itself can bring a civil action against that party. Individual shareholders do not have the right to bring an action on behalf of the company. An individual shareholder may, in its own name, have an individual right to take action against such third party in the event that the cause for the liability of that third party also constitutes a tortious act directly against that individual shareholder. The Dutch Civil Code provides for the possibility to initiate such actions collectively. A foundation or an association whose objective is to protect the rights of a group of persons having similar interests can institute a collective action. The collective action itself cannot result in an order for payment of monetary damages but may only result in a declaratory judgment (verklaring voor recht). In order to obtain compensation for damages, the foundation or association and the defendant may reach—often on the basis of such declaratory judgment—a settlement. A Dutch court may declare the settlement agreement binding upon all the injured parties with an opt-out choice for an individual injured party. An individual injured party may also itself—outside the collective action—institute a civil claim for damages.

Delaware	The Netherlands
Repurchase of Shares

Under the Delaware General Corporation Law, a corporation may purchase or redeem its own shares unless the capital of the corporation is impaired or the purchase or redemption would cause an impairment of the capital of the corporation. A Delaware corporation may, however, purchase or redeem out of capital any of its preferred shares or, if no preferred shares are outstanding, any of its own shares if such shares will be retired upon acquisition and the capital of the corporation will be reduced in accordance with specified limitations.
Under Dutch law, a company such as ours may not subscribe for newly issued shares in its own capital. Such company may, however, repurchase its existingand outstanding shares or depository receipts if permitted under its articles of association.

We may acquire our shares, subject to applicable provisions and restrictions of Dutch law and our articles of association, to the extent that: (i) such shares are fully paid-up; (ii) such shares are acquired for no consideration or such repurchase would not cause our shareholders' equity to fall below an amount equal to the sum of the paid-up and called-up part of the issued share capital and the reserves we are required to maintain pursuant to Dutch law or our articles of association; and (iii) after the acquisition of shares, we and our subsidiaries would not hold, or would not hold as pledgees, shares having an aggregate nominal value that exceeds 50% of our issued share capital.

Other than shares acquired for no consideration or by universal succession, our management board may acquire shares only if our general meeting of shareholders has authorized the management board to do so. An authorization by the general meeting of shareholders for the acquisition of shares can be granted for a maximum period of 18 months. Such authorization must specify the number of shares that may be acquired, the manner in which these shares may be acquired and the price range within which the shares may be acquired.

No authorization of the general meeting of shareholders is required if listed ordinary shares are acquired by us with the intention of transferring such ordinary shares to our employees under an applicable employee stock purchase plan. Our articles of association further provide that a resolution of our management board to acquire fully paid-up shares in our share capital, requires the approval of our supervisory board.

Delaware	The Netherlands
On May 16, 2018, our general meeting of shareholders adopted a resolution pursuant to which our management board will be authorized to acquire (i) up to 10% of the issued share capital of the Company plus, in case of a material reorganization of the capital structure of the Company, (ii) an additional 10% of the issued share capital of the Company, by any means, including through derivative products, purchases on any stock exchange, through any private purchase or block trade, or otherwise, for a price that is between 0.01 US Dollar and an amount which is not higher than 110% of the average market price of such ordinary shares on Nasdaq (with the market price deemed to be the average of the closing price on each of the five consecutive days of trading preceding the three trading days prior to the date of acquisition), for a period of eighteen (18) months with effect from the general meeting of shareholders. In this respect, the words "issued share capital" means the Company's issued share capital from time to time. For the avoidance of doubt, the issued share capital includes treasury shares.

Delaware	The Netherlands
Anti-Takeover Provisions
In addition to other aspects of Delaware law governing fiduciary duties of directors during a potential takeover, the Delaware General Corporation Law also contains a business combination statute that protects Delaware companies from hostile takeovers and from actions following the takeover by prohibiting some transactions once an acquirer has gained a significant holding in the corporation.

Section 203 of the Delaware General Corporation Law prohibits "business combinations," including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested shareholder that beneficially owns 15% or more of a corporation's voting stock (or which is an affiliate or associate of the corporation and owned 15% or more of the corporation's outstanding voting stock within the past three years), within three years after the person becomes an interested shareholder, unless:

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the transaction that will cause the person to become an interested shareholder is approved by the board of directors of the target prior to the transactions;

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after the completion of the transaction in which the person becomes an interested shareholder, the interested shareholder holds at least 85% of the voting stock of the corporation not including shares owned by persons who are directors and also officers of interested shareholders and shares owned by specified employee benefit plans; or

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after the person becomes an interested shareholder, the business combination is approved by the board of directors of the corporation and holders of at least 66.67% of the outstanding voting stock, excluding shares held by the interested shareholder.

A Delaware corporation may elect not to be governed by Section 203 by a provision contained in the original certificate of incorporation of the corporation or an amendment to the original certificate of incorporation or to the bylaws of the company.

Under Dutch law, various protective measures are possible and permissible within the boundaries set by Dutch statutory law and Dutch case law. We have adopted several provisions that may have the effect of making a takeover of our company more difficult or less attractive, including:

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the authorization of a class of preferred shares that may be issued to a protection foundation, for which we expect to grant a perpetual and repeatedly exercisable call option to such protection foundation on or prior to the completion of this offering;

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a provision that our management board members and our supervisory board members may only be appointed upon a binding nomination by our supervisory board, which can be set aside by a two-thirds majority of our shareholders representing more than half of our issued share capital;

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a provision that our management board members and supervisory board members may only be removed by our general meeting of shareholders by at least a two-thirds majority of votes cast representing more than 50% of our issued share capital (unless the removal was proposed by the supervisory board); and

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a requirement that certain matters, including an amendment of our articles of association, may only be brought to our shareholders for a vote upon a proposal by our management board that has been approved by our supervisory board.

As indicated above, we have adopted an anti-takeover measure by granting a perpetual and repeatedly exercisable call option to the protection foundation, which confers upon the protection foundation the right to acquire, under certain conditions, the number of preferred shares described above. The issuance of such preferred shares will occur upon the protection foundation's exercise of the call option and will not require shareholder consent. Such a measure has the effect of making a takeover of us more difficult or less attractive and as a result, our shareholders may be unable to benefit from a change of control and realize any potential change of control premium which may materially and adversely affect the market price of our ordinary shares.

Delaware	The Netherlands
In addition, our boards need to act in the interest of ProQR, our business and take into account the interests of all our stakeholders, including by promoting the sustainable success of our business and the creation of long term value for us and our business. The boards are responsible to determine our strategy and choosing our strategic direction. In doing so and depending on the circumstances they may decide to not entertain a proposed takeover or other strategic proposal, even if the proposal is supported by the majority of our shareholders and/or would create more shareholder value. The boards may also use their general authority under Dutch corporate law and the DCGC to not co-operate with a proposal, e.g. by not providing due diligence and or by not cooperating with shareholder proposals to adopt resolutions in a general shareholder meeting that may change our strategy for instance by invoking the maximum 180 days response time set out in the DCGC.
Inspection of Books and Records

Under the Delaware General Corporation Law, any shareholder may inspect for any proper purpose the corporation's stock ledger, a list of its shareholders and its other books and records during the corporation's usual hours of business.	Our shareholders' register is available for inspection by the shareholders and usufructuraries and pledgees whose particulars must be registered therein.

Our management board and our supervisory board provide our shareholders, at the general meeting of shareholders, with all information that the general meeting of shareholders reasonably requests unless doing so would be contrary to an overriding interest of ours. Our management board or our supervisory board will in principle give a reason for electing not to provide such information on the basis of overriding interest.

Delaware	The Netherlands
Removal of Directors

Under the Delaware General Corporation Law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (a) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board of directors is classified, shareholders may effect such removal only for cause, or (b) in the case of a corporation having cumulative voting, if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he is a part.
Under our articles of association, the general meeting of shareholders is at all times entitled to suspend or remove a management board member or supervisory board member. The general meeting of shareholders may only adopt a resolution to suspend or remove such a member by at least a two-thirds majority of the votes cast, provided such majority represents more than half of the issued share capital of our company, unless the proposal was made by our supervisory board in which case a simple majority of the votes cast is sufficient.
Preemptive Rights

Under the Delaware General Corporation Law, shareholders have no preemptive rights to subscribe to additional issues of stock or to any security convertible into such stock unless, and except to the extent that, such rights are expressly provided for in the certificate of incorporation.
Under our articles of association, the preemptive rights in respect of newly issued ordinary shares may be restricted or excluded by a resolution of the general meeting of shareholders upon proposal of our management board, which proposal must have been approved by our supervisory board. Our general meeting of shareholders may authorize our management board, to restrict or exclude the preemptive rights in respect of newly issued ordinary shares. Such authorization for the management board can be granted and extended, in each case for a period not exceeding five years. A resolution of the general meeting of shareholders to restrict or exclude the preemptive rights or to designate our management board as the authorized body to do so requires at least a two-thirds majority of the votes cast, if less than one half of our issued share capital is represented at the meeting.

Delaware	The Netherlands
On May 16, 2018, our general meeting of shareholders adopted a resolution pursuant to which our management board, subject to approval of the supervisory board, is authorized to, in accordance with applicable laws and Nasdaq listing rules and for a period of 5 years from the date of the resolution of the general meeting of shareholders: (a) issue ordinary shares up to 100% of the Company's authorized share capital for general purposes and issuances under Company's stock option plans with the proviso that the issuances under stock option plans is limited to 15% of the Company's issued share capital (minus any treasury shares) at the date of the general meeting of shareholders; (b) grant rights to subscribe for ordinary shares as described under (a); and (c) limit or exclude the pre-emptive rights of holders of ordinary shares, which delegation shall include the authority to determine the price and further terms and conditions of any such share issuance or grant.
No preemptive rights apply in respect of preferred shares.
Dividends

Under the Delaware General Corporation Law, a Delaware corporation may, subject to any restrictions contained in its certificate of incorporation, pay dividends out of its surplus (the excess of net assets over capital), or in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared or the preceding fiscal year (provided that the amount of the capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, must be valued at their fair market value as determined by the board of directors, without regard to their historical book value. Dividends may be paid in the form of ordinary shares, property or cash.
Dutch law provides that dividends may only be distributed after adoption of the annual accounts by the general meeting of shareholders from which it appears that such dividend distribution is allowed. Moreover, dividends may be distributed only to the extent the shareholders' equity exceeds the sum of the paid-up and called-up share capital and the reserves that must be maintained under Dutch law or the articles of association. Interim dividends may be declared as provided in the articles of association and may be distributed to the extent that the shareholders' equity exceeds the paid-up and called-up share capital and the reserves that must be maintained under Dutch law or the articles of association as apparent from an (interim) financial statement. Interim dividends should be regarded as advances on the final dividend to be declared with respect to the financial year in which the interim dividends have been declared. Should it be determined after adoption of the annual accounts with respect to the relevant financial year that the distribution was not permissible, the company may reclaim the paid interim dividends as unduly paid.

Delaware	The Netherlands
Under our articles of association, a (cumulative) dividend is first paid out of the profit, if available for distribution, on any preferred shares, of which none will be outstanding on completion of this offering. Any amount remaining out of the profit is carried to reserve as the management board determines. After reservation by the management board of any profit, the remaining profit will be at the disposal of the general meeting of shareholders.

Dividends shall be payable in such currency and on such date as determined by the management board. Claims for payment of dividends not made within five years from the date that such dividends became payable, will lapse and any such amounts will be considered to have been forfeited to us.
Appraisal Rights and Shareholder Vote on Certain Reorganizations

Under the Delaware General Corporation Law, the vote of a majority of the outstanding shares of capital stock entitled to vote thereon generally is necessary to approve a merger or consolidation or the sale of substantially all of the assets of a corporation. The Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision requiring for any corporate action the vote of a larger portion of the stock or of any class or series of stock than would otherwise be required.

The Delaware General Corporation Law provides for stockholder appraisal rights, or the right to demand payment in cash of the judicially determined fair value of the stockholder's shares, in connection with certain mergers and consolidations.

Under Dutch law, resolutions of the management board concerning a material change in the identity or character of the company or its business are subject to the approval of the general meeting of shareholders. Such changes include in any event:

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a transfer of all or materially all of our business to a third party;

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the entry into or termination of a long-lasting alliance of the company or of a subsidiary either with another entity or company, or as a fully liable partner of a limited partnership or partnership, if this alliance or termination is of significant importance for the company; and

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the acquisition or disposition of an interest in the capital of a company by the company or by a subsidiary with a value of at least one third of the value of the assets, according to the balance sheet with explanatory notes or, if the company prepares a consolidated balance sheet, according to the consolidated balance sheet with explanatory notes in the company's most recently adopted annual accounts.

Delaware	The Netherlands
The concept of appraisal rights does not exist under Dutch law. However, pursuant to Dutch law, a shareholder who for its own account (or together with its group companies) provides at least 95% of the company's issued capital may institute proceedings against the company's other shareholders jointly for the transfer of their shares to that shareholder. The proceedings are held before the Enterprise Chamber of the Amsterdam Court of Appeal (Ondernemingskamer), which may grant the claim for squeeze-out in relation to all minority shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value of the shares to be transferred.

Furthermore, Dutch law provides that, to the extent the acquiring company in a cross-border merger is organized under the laws of another EU member state, a shareholder of a Dutch disappearing company who has voted against the cross-border merger may file a claim with the Dutch company for compensation. The compensation is to be determined by one or more independent experts.
Compensation of Directors

Under the Delaware General Corporation Law, the shareholders do not generally have the right to approve the compensation policy for the board of directors or the senior management of the corporation, although certain aspects of the compensation policy may be subject to shareholder vote due to the provisions of federal securities and tax law.
In contrast to Delaware law, under Dutch law and our articles of association, the general meeting of shareholders must upon the proposal of our supervisory board adopt the compensation policy for the management board, which includes the outlines of the compensation of any members who serve on our management board. The supervisory board determines the compensation of the management board members in accordance with the compensation policy. A proposal by the supervisory board with respect to compensation schemes in the form of shares or rights to shares is submitted for approval by the supervisory board to the general meeting of shareholders. Such proposal must set out at least the maximum number of shares or rights to shares to be granted to the management board and the criteria for granting such shares.
The general meeting of shareholders, may determine the compensation of supervisory board members. The supervisory directors will be reimbursed for their expenses.

Registration Rights

        As of September 30, 2018, the holders of an aggregate of 5,934,922 ordinary shares, or their permitted transferees, are entitled to rights with respect to the registration of these shares under the Securities Act. These rights are provided under the terms of a Registration Rights Agreement dated as of September 17, 2014 (the "Registration Rights Agreement") between us and the holders of these shares, which was entered into following our initial public offering, and includes demand registration rights, short-form registration rights and piggyback registration rights. These registration rights are assignable, subject to certain conditions, including that the assignee be bound by the terms and conditions of the Registration Rights Agreement. In addition, we have agreed, under certain circumstances, to register the ordinary shares that we may issue to Ionis Pharmaceuticals, Inc. from time to time in connection with our license agreement with Ionis Pharmaceuticals, Inc.

Demand Registration Rights

        Under the terms of the Registration Rights Agreement, we are required, upon the written request of the holders of at least one-third of the shares that are then outstanding and entitled to rights under the Registration Rights Agreement, that the company file a Form F-1 registration statement with respect to such securities having an anticipated aggregate offering price, net of selling expense, of at least $10,000,000, then we must give notice of such initiating holders' request to all holders of shares entitled to rights under the Registration Rights Agreement, and as soon as practicable within 60 days of such request file a Form F-1 registration statement covering all shares entitled to rights under the Registration Rights Agreement requested to be included by either the initiating holders or by any other holders of shares entitled to rights under the Registration Rights Agreement as specified by notice given by each such holder within 20 days of receiving notice of the initiating holders' request. We are not required to effect a registration pursuant to this provision of the Registration Rights Agreement: (i) during the period that is 30 days before our good faith estimate of the date of filing of, and ending on a date that is 90 days after the effective date of, a registration initiated by us; provided that we are actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after we have effected two registration statements pursuant to this provision of the Registration Rights Agreement; or (iii) if the initiating holders propose to dispose of securities that may be registered on a Form F-3 registration statement. We may defer the filing of a registration statement twice during any twelve-month period for a period of not more than 90 days, if we provide a certificate signed by our chief executive officer stating that in the good faith judgment of our board of directors it would be materially detrimental to us and our shareholders for such registration statement to be effected at this time.

Short Form Registration Rights

        If we are eligible to file a registration statement on Form F-3 and have not effected more than two such registrations within the preceding twelve-month period, these holders have the right, upon written notice to us from the holders of at least 30% of the shares that are then outstanding and entitled to rights under the Registration Rights Agreement, that the company file a Form F-3 registrations statement with respect to securities of such holders having an anticipated aggregate offering price, net of selling expenses, of at least $5,000,000, then we must give notice to all other holders of such initiating holders' request to all holders of shares entitled to rights under the Registration Rights Agreement, and as soon as practicable within 45 days of such request file a Form F-3 registration statement covering all shares entitled to registration rights requested to be included by either the initiating holders or by any other holders of shares entitled to registration rights within 20 days of receiving notice of the initiating holders' request. We are not required to effect a registration pursuant to this provision of the Registration Rights Agreement during the period that is 30 days before our good faith estimate of the date of filing of, and ending on a date that is 90 days after the effective date of, a registration initiated by us; provided that we are actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective. We may defer the filing of a registration statement twice during any twelve-month period for a period of not more than 90 days, if we provide a certificate signed by our chief executive officer stating that in the good faith judgment of our board of directors it would be materially detrimental to us and our shareholders for such registration statement to be effected at this time.

Piggyback Registration Rights

        If we propose to register any of our ordinary shares, the holders of these shares are entitled to include their shares in the registration. If such registration is to be an underwritten offering, then the holders' registration rights are conditioned on such holders' participation in such underwriting.

FORM, EXCHANGE AND TRANSFER

        We will issue securities only in registered form; no securities will be issued in bearer form. We will issue each security in book-entry form only, unless otherwise specified in the applicable prospectus supplement. Securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the securities represented by the global security. Those who own beneficial interests in a global security will do so through participants in the depositary's system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. Only the depositary will be entitled to transfer or exchange a security in global form, since it will be the sole holder of the security. These book-entry securities are described below under "Book-Entry Procedures and Settlement."

        If any securities are issued in non-global form or cease to be book-entry securities (in the circumstances described in the next section), the following will apply to them:

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  The securities will be issued in fully registered form in denominations stated in the prospectus supplement. You may exchange securities for securities of the same series in smaller denominations or combined into fewer securities of the same series of larger denominations, as long as the total amount is not changed.

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  You may exchange, transfer, present for payment or exercise securities at the office of the relevant indenture trustee or agent indicated in the prospectus supplement. You may also replace lost, stolen, destroyed or mutilated securities at that office. We may appoint another entity to perform these functions or we may perform them ourselves.

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  You will not be required to pay a service charge to transfer or exchange your securities, but you may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with your proof of legal ownership. The transfer agent may also require an indemnity before replacing any securities.

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  If we have the right to redeem, accelerate or settle any securities before their maturity or expiration, and we exercise that right as to less than all those securities, we may block the transfer or exchange of those securities during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any security selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any security being partially settled.

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  If fewer than all of the securities represented by a certificate that are payable or exercisable in part are presented for payment or exercise, a new certificate will be issued for the remaining amount of securities.

 BOOK-ENTRY PROCEDURES AND SETTLEMENT

        Most offered securities will be book-entry (global) securities. Upon issuance, all book-entry securities will be represented by one or more fully registered global securities, without coupons. Each global security will be deposited with, or on behalf of, The Depository Trust & Clearing Corporation, or DTC, a securities depositary, and will be registered in the name of Cede & Co. or another nominee of DTC. DTC, Cede & Co., or such nominee, will thus be the only registered holder of these securities. Except as set forth below, the registered global securities may be transferred, in whole but not in part, only to Cede & Co., another nominee of DTC or to a successor of DTC or its nominee.

        Purchasers of securities may only hold interests in the global securities through DTC if they are participants in the DTC system. Individual certificates in respect of the securities will not be issued in exchange for the registered global securities, except in very limited circumstances. Purchasers may also hold interests through a securities intermediary—banks, brokerage houses and other institutions that maintain securities accounts for customers—that has an account with DTC or its nominee. DTC will maintain accounts showing the security holdings of its participants, and these participants will in turn maintain accounts showing the security holdings of their customers. Some of these customers may themselves be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through a hierarchy of intermediaries, with DTC at the top and the beneficial owner's own securities intermediary at the bottom.

        The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner's securities intermediary. The actual purchaser of the securities will generally not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner under the declaration. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder's ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates and is the system through which most publicly traded common stock is held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.

        Title to book-entry interests in the securities will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures.

        If DTC notifies us that it is unwilling or unable to continue as a clearing system in connection with the registered global securities or ceases to be a clearing agency registered under the Exchange Act, and a successor clearing system is not appointed by us within 90 days after receiving that notice from DTC or upon becoming aware that DTC is no longer so registered, we will issue or cause to be issued individual certificates in registered form on registration of transfer of, or in exchange for, book-entry interests in the securities represented by registered global securities upon delivery of those registered global securities for cancellation. We may also permit beneficial owners of book-entry securities represented by a global security to exchange their beneficial interests for definitive (paper) securities if, in our sole discretion, we decide to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.

        Unless we indicate otherwise, any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount. Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions that it receives from its participants.

        In this prospectus, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC's procedures.

        Initial settlement for the securities offered on a global basis through DTC will be made in immediately available funds. Secondary market trading between DTC's participants will occur in the ordinary way in accordance with DTC's rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System.

        Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the securities among participants thereof, it is under no obligation to perform or continue to perform the foregoing procedures and these procedures may be changed or discontinued at any time.

        DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code and a clearing agency registered under section 17A of the Securities Exchange Act of 1934. The rules applicable to DTC and its participants are on file with the SEC.

        We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

 PLAN OF DISTRIBUTION

        We may sell the securities in and outside the United States (a) through underwriters or dealers, (b) directly to purchasers, including our affiliates, (c) through agents or (d) through a combination of any of these methods. The applicable prospectus supplement or free writing prospectus will include the following information:

  •
  the terms of the offering;

  •
  the names of any underwriters or agents;

  •
  the name or names of any managing underwriter or underwriters;

  •
  the purchase price of the securities;

  •
  the net proceeds from the sale of the securities;

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  any delayed delivery arrangements;

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  any underwriting discounts, commissions and other items constituting underwriters' compensation;

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  any initial public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any commissions paid to agents.

        The sale of the securities may be effected in transactions (a) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (b) in the over-the-counter market, (c) in transactions otherwise than on such exchanges or in the over-the-counter market or (d) through the writing of options.

        The distribution of offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the market prices, or at negotiated prices.

Sale Through Underwriters or Dealers

        If underwriters are used in the sale of any of these securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in any prospectus supplement or free writing prospectus, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. We may grant underwriters an option to purchase additional securities to cover over-allotment, if any, or otherwise in connection with the distribution. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

        Any underwriters who are qualified market makers on Nasdaq (or any exchange or quotation system on which our securities are listed) may engage in passive market making transactions in our ordinary shares, warrants or units, as applicable, on Nasdaq in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded.

        Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell these securities for public offering and sale may make a market in those securities, but they will not be obligated to and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

        If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement or free writing prospectus the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

        We may sell the securities directly, and not through underwriters or agents. We may also sell the securities through agents designated from time to time. In the prospectus supplement or free writing prospectus, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement or free writing prospectus, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement or free writing prospectus.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement or free writing prospectus indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement or free writing prospectus, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or free writing prospectus (or a post-effective amendment).

Delayed Delivery Contracts

        If we so indicate in the prospectus supplement or free writing prospectus, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement or free writing prospectus. The prospectus supplement or free writing prospectus will describe any commission payable for solicitation of those contracts.

Subscription Offerings

        Direct sales to investors or our shareholders may be accomplished through subscription offerings or through subscription rights distributed to shareholders. In connection with subscription offerings or the distribution of subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may sell any unsubscribed securities to third parties directly or through underwriters or agents. In addition, whether or not all of the underlying securities are subscribed for, we may concurrently offer additional securities to third parties directly or through underwriters or agents. If securities are to be sold through subscription rights, the subscription rights will be distributed as a dividend to the shareholders for which they will pay no separate consideration.

General Information

        We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

        Legal matters with respect to U.S. federal and New York law in connection with this offering will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Certain legal matters with respect to Dutch law in connection with the validity of the ordinary shares being offered by this prospectus and other legal matters will be passed upon for us by Allen & Overy LLP, Amsterdam, the Netherlands. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements, incorporated in this Prospectus by reference from the Company's Annual Report on Form 20-F have been audited by Deloitte Accountants B.V., an independent registered public accounting firm as stated in their report, which is incorporated herein by reference. Such financial statements are included in reliance upon the report of such firm, given upon their authority as experts in auditing and accounting.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

        We are incorporated under the laws of the Netherlands. Substantially all of our business is conducted, and substantially all of our assets are located, in the Netherlands. Most of our directors and the experts named in this prospectus are residents of, and most of their assets are located in, jurisdictions outside the United States. As a result, it may be difficult for you to serve process on us or these persons within the United States or to enforce against us or these persons in courts in the United States, judgments of these courts predicated upon the civil liability provisions of U.S. securities laws. In addition, it is not clear whether a Dutch court would impose civil liability on us, members of our management board, supervisory board or any of the experts named in this prospectus in an original action based solely upon the federal securities laws of the United States brought in a court of competent jurisdiction in the Netherlands. We have appointed CT Corporation System, New York, New York, as our agent for service of process in the United States with respect to any action brought against us in the United States District Court for the Southern District of New York under the securities laws of the United States or any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

        As there is no treaty on the reciprocal recognition and enforcement of judgments in civil and commercial matters between the United States and the Netherlands, courts in the Netherlands will not automatically recognize and enforce a final judgment rendered by a U.S. court. In order to obtain a judgment enforceable in the Netherlands, claimants must obtain from a Dutch court leave to enforce the judgment rendered by a U.S. court. Under current practice, however, a Dutch court may be expected to render a judgment in accordance with the judgment rendered by the U.S. court, without a review on the merits of the underlying claim, if it finds that:

  •
  the jurisdiction of the U.S. court has been based on grounds that are internationally acceptable;

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  the final judgment has not been rendered in violation of the elementary principles of fair trial in the Netherlands;

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  the final judgment does not contravene public policy of the Netherlands; and

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  the final judgment is not incompatible with (a) a prior judgment of a Netherlands court rendered in a dispute between the same parties, or (b) a prior judgment of a foreign court rendered in a dispute between the same parties, concerning the same subject matter and based on the same cause of action, provided that such prior judgment is capable of being recognized in the Netherlands.

        In the event directors or other third parties are liable towards a Dutch company, only the company itself can bring a civil action against those parties. The individual shareholders do not have the right to bring an action on behalf of the company. Only in the event that the cause for the liability of a third party to the company also constitutes a tortious act directly against a shareholder does that shareholder have an individual right of action against such third party in its own name. The Dutch Civil Code does provide for the possibility to initiate such actions collectively. A foundation or an association whose objective is to protect the rights of a group of persons having similar interests can institute a collective action. The collective action itself cannot result in an order for payment of monetary damages but may only result in a declaratory judgment (verklaring voor recht). To obtain compensation for damages, individual claimants can base their claim on the declaratory judgment obtained by the foundation or association but they still need to individually sue the defendant for damages. Alternatively, in order to obtain compensation for damages, the foundation or association and the defendant may reach—often on the basis of such declaratory judgment—a settlement. A Dutch court may declare the settlement agreement binding upon all the injured parties with an opt-out choice for an individual injured party. An individual injured party may also itself institute a civil claim for damages.

EXPENSES

        The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation, if any) expected to be incurred by us in connection with a possible offering of $300 million of the securities registered under this registration statement. All amounts other than the SEC registration fee and filing fee are estimates.

SEC registration fee		$36,360
Nasdaq fees			*
Printing and engraving expenses			*
Legal fees and expenses			*
Accountants' fees and expenses			*
Trustee's fees and expenses			*
Miscellaneous costs			*

Total	$		*

*
To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated November 7, 2018

PROSPECTUS

Up to $75,000,000

Ordinary Shares

        We have entered into a Sales Agreement, or the sales agreement, with H.C. Wainwright & Co., LLC, or H.C. Wainwright, pursuant to which we may offer and sell our ordinary shares from time to time through H.C. Wainwright, acting as agent, having an aggregate offering price of up to $75,000,000.

        Sales of our ordinary shares, if any, under this prospectus may be made in sales deemed to be an "at the market offering" as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended. H.C. Wainwright will act as sales agent on a best efforts basis and use commercially reasonable efforts to sell on our behalf all of the ordinary shares requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between H.C. Wainwright and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

        H.C. Wainwright will be entitled to compensation under the terms of the sales agreement at a commission rate equal to 3.0% of the gross sales price per share sold. In connection with the sale of ordinary shares on our behalf, H.C. Wainwright will be deemed to be an "underwriter" within the meaning of the Securities Act, and the compensation of H.C. Wainwright will be deemed to be underwriting commissions or discounts.

        Our ordinary shares are listed on the Nasdaq Global Market under the symbol "PRQR." On November 5, 2018, the last reported sale price of our ordinary shares on the Nasdaq Global Market was $22.01 per share.

        Investing in our ordinary shares involves risks. Before making an investment decision, you should review carefully the risks and uncertainties described under the heading "Risk Factors" beginning on page 6 and under similar headings in the other documents that are incorporated by reference herein.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                                    , 2018.

i

ABOUT THIS PROSPECTUS

        This prospectus relates to the offering of our ordinary shares. Before buying any of the ordinary shares that we are offering, we urge you to carefully read this prospectus, together with the information incorporated by reference as described under the headings "Where You Can Find More Information" and "Documents Incorporated by Reference" in this prospectus. These documents contain important information that you should consider when making your investment decision.

        This prospectus describes the specific terms of the ordinary shares we are offering and also adds to, and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

        Unless otherwise specified in this prospectus, translations from euros to U.S. dollars were made at a rate of $1.1318 to €1.00, the official exchange rate quoted by the European Central Bank at the close of business on October 31, 2018.

        You should rely only on the information contained in, or incorporated by reference into, this prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and H.C. Wainwright has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and H.C. Wainwright is not, making an offer to sell or soliciting an offer to buy our ordinary shares in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus, the documents incorporated by reference into this prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference into this prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus entitled "Where You Can Find More Information" and "Documents Incorporated by Reference."

1

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and any applicable prospectus supplement or free writing prospectus, including the documents that we incorporate by reference herein, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the "Securities Act," and Section 21E of the Securities Exchange Act of 1934, as amended, or the "Exchange Act." For this purpose, any statements contained herein, other than statements of historical fact, including statements regarding the progress and timing of our product development programs and related trials; our future opportunities; our strategy, future operations, anticipated financial position, future revenues and projected costs; our management's prospects, plans and objectives; and any other statements about management's future expectations, beliefs, goals, plans or prospects constitute forward-looking statements. We may, in some cases, use words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "project," "should," "target," "will," "would" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the risks described under the heading "Risk Factors" in this prospectus and our most recent annual report on Form 20-F, as well as any amendments thereto reflected in subsequent filings with the SEC. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Our forward-looking statements do not reflect the potential impact of any acquisitions, mergers, dispositions, business development transactions, joint ventures or investments we may enter into or make in the future.

        You should rely only on information contained, or incorporated by reference, in this prospectus, the registration statement of which this prospectus is a part, the documents incorporated by reference in this prospectus, and any applicable prospectus supplement or free writing prospectus and understand that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievement. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law. Before deciding to purchase our securities, you should carefully consider the risk factors included or incorporated herein by reference, in addition to the other information set forth in this prospectus, any accompanying prospectus supplement, any free writing prospectus and in the documents incorporated by reference.

2

 OUR COMPANY

        This business overview highlights information contained in certain documents incorporated by reference into this prospectus. This business overview does not contain all of the information that you should consider before investing in our ordinary shares. You should read the entire prospectus carefully, including the "Risk Factors" section and the financial statements and the notes to those statements incorporated herein by reference, before making an investment decision.

        References in this prospectus to the terms "ProQR Therapeutics," "company," "we," "our" or "us" or other similar terms means ProQR Therapeutics N.V.

Overview

        We are an innovative biopharmaceutical company engaged in the discovery and development of RNA-based therapeutics for the treatment of severe genetic orphan disorders. Utilizing our RNA platform we are building a pipeline of therapeutics for patients in need. Our drug development programs are based on single stranded RNA oligonucleotides that are chemically modified to enhance stability and cellular uptake, and aimed to restore protein function through targeting the RNA. While all our compounds are one therapeutic modality, a variety of mechanisms of actions may be used depending on the mutation that is targeted. We believe that this targeted approach offers several potential advantages compared to small molecule, gene therapy and other therapeutic approaches in the treatment of the rare genetic diseases we target.

        Our current pipeline consists of programs in ophthalmology, dermatology and cystic fibrosis and we have discovered and developed a novel proprietary RNA editing platform technology called Axiomer. Axiomer's editing oligonucleotides, or EONs, are designed to recruit endogenous Adenosine Deaminases Acting on RNA, or ADAR, enzyme, and direct ADAR to make a change in the RNA at the desired location. ADAR can modify an Adenosine in the RNA into an Inosine, which is translated in the protein synthesis as a Guanine. We believe that the Axiomer platform may be applicable to more than 20,000 disease- causing mutations.

        We continue to assess our development and commercialization plans for our product candidates and intend to evaluate opportunities for beneficial collaborations or partnerships for these programs. In addition, using our discovery engine that is designed to generate a deep and broad pipeline of product candidates, we seek to enter into strategic partnerships for programs that we believe will benefit from such a partnership, and advance other selected programs independently to commercialization.

Company Information

        Our company is registered with the Dutch Trade Register of the Chamber of Commerce (handelsregister van de Kamer van Koophandel) under number 54600790. Our corporate seat is in Leiden, the Netherlands, and our registered office is at Zernikedreef 9, 2333 CK Leiden, the Netherlands, and our telephone number is +31 88 166 7000. Our website address is www.proqr.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus, and you should not consider it part of this prospectus supplement or the accompanying prospectus. Our website address is included in this document as an inactive textual reference only. Our ordinary shares are traded on the Nasdaq Global Market under the symbol "PRQR".

3

        ProQR was formed in February 2012 by Daniel de Boer, Gerard Platenburg, the late Henri Termeer and Dinko Valerio. Mr. de Boer is a passionate and driven entrepreneur and advocate for CF patients, and has assembled an experienced team of successful biotech executives as co-founders and early investors. ProQR's team has extensive experience in discovery, development and commercialization of CF treatments and RNA therapeutics. To date, we have raised approximately €250 million in gross proceeds from our public offerings of shares and private placements of equity securities. In addition, we have received grants, loans and other funding from patient organizations and government institutions supporting our programs, including from Cystic Fibrosis Foundation Therapeutics, Inc., a subsidiary of the Cystic Fibrosis Foundation and the European Commission, as well as from the Foundation for Fighting Blindness. Our headquarters are located in Leiden, the Netherlands.

4

THE OFFERING

Ordinary shares offered by us	Ordinary shares having an aggregate offering price of up to $75,000,000.
Ordinary shares to be outstanding after this offering	4,120,879 ordinary shares
Manner of offering	"At the market offering" that may be made from time to time through our agent, H.C. Wainwright. See "Plan of Distribution."
Use of Proceeds

We intend to use the net proceeds from this offering, if any, for general corporate purposes, which may include, but are not limited to, working capital, strategic acquisitions and other potential business development activities, ongoing research and development activities and capital expenditures. See "Use of Proceeds".

Risk Factors

Investing in our ordinary shares involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading "Risk Factors" in this prospectus and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus, together with the other information included in or incorporated by reference into this prospectus, before deciding whether to invest in our ordinary shares.

Nasdaq Global Market symbol	PRQR

        The number of ordinary shares expected to be outstanding after this offering and, unless otherwise indicated, the information in this prospectus supplement are based on 38,715,563 ordinary shares outstanding as of September 30, 2018 and excludes:

  •
  3,149,027 ordinary shares that we issued to a Dutch foundation named Stichting Bewaarneming Aandelen ProQR for the administration of option exercises under our equity incentive plans. Such shares are held by the aforementioned foundation until they are transferred to an optionee upon the exercise of options. As of September 30, 2018, 4,567,775 options have been granted by us with a weighted average exercise price of €4.22 per share; and

  •
  1,172,924 treasury shares held by us, which had been reserved to transfer ordinary shares to optionees upon exercise of awards under our equity incentive plans as of September 30, 2018.

5

RISK FACTORS

        Investing in our ordinary shares involves a high degree of risk. Before deciding whether to invest in our ordinary shares, you should consider carefully the risks and uncertainties described below and discussed under the section entitled "Risk Factors" contained in our Annual Report on Form 20-F for the year ended December 31, 2017, which are incorporated by reference into this prospectus in their entirety, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus, together with the other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our ordinary shares to decline, resulting in a loss of all or part of your investment. Please also carefully read the section above entitled "Cautionary Note Regarding Forward-Looking Statements."

Risks Related to this Offering

Management will have broad discretion as to the use of the proceeds from this offering, and may not use the proceeds effectively.

        Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Accordingly, you will be relying on the judgment of our management with regard to the use of any proceeds from the sale of ordinary shares in this offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

You may experience immediate and substantial dilution.

        The offering price per share in this offering may exceed the net tangible book value per share of our ordinary shares outstanding prior to this offering. Assuming that an aggregate of 4,120,879 of our ordinary shares are sold at a price of $18.20 per share pursuant to this prospectus, which was the last reported sale price of our ordinary shares on the Nasdaq Global Market on October 31, 2018, for aggregate gross proceeds of $75,000,000, after deducting commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $13.80 (€12.19) per share, representing the difference between our as adjusted net tangible book value per share as of September 30, 2018, after giving effect to this offering and the assumed offering price. The exercise of outstanding share options may result in further dilution of your investment. See the section entitled "Dilution" below for a more detailed illustration of the dilution you would incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings.

        In order to raise additional capital, we may in the future offer additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional shares of our ordinary shares, or securities convertible or exchangeable into ordinary shares, in future transactions may be higher or lower than the price per share paid by investors in this offering.

6

 CAPITALIZATION

        The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2018:

  •
  on an actual basis; and

  •
  on an as adjusted basis to give effect to the sale of 4,120,879 ordinary shares by us in this offering, at the offering price of $18.20 per ordinary share, which was the last reported sale price of our ordinary shares on the Nasdaq Global Market on October 31 , 2018, for aggregate gross proceeds of $75,000,000, after deducting commissions and estimated offering expenses payable by us.

	As of September 30, 2018
	Actual	As Adjusted
	(€ in thousands, except share and per share data)
Cash and cash equivalents	€113,716	€177,795

Total debt:
Finance lease liability	0	0
Borrowings	8,325	8,325

Total debt	8,325	8,325

Shareholders' equity:
Ordinary share capital	1,722	1,887
Share premium	233,454	297,369
Equity settled employee benefit reserve	10,622	10,622
Translation reserve	121	121

Accumulated deficit	(143,344)	(143,344)
Minority interest	(173)	(173)

Total shareholders' equity	102,402	166,481

Total capitalization	€110,727	€174,806

        The table above excludes:

  •
  3,149,027 ordinary shares that we issued to a Dutch foundation named Stichting Bewaarneming Aandelen ProQR for the administration of option exercises under our equity incentive plans. Such shares are held by the aforementioned foundation until they are transferred to an optionee upon the exercise of options. As of September 30, 2018, 4,567,775 options have been granted by us with a weighted average exercise price of €4.22 per share; and

  •
  1,172,924 treasury shares held by us, which had been reserved to transfer ordinary shares to optionees upon exercise of awards under our equity incentive plans as of September 30, 2018.

7

 USE OF PROCEEDS

        We intend to use the net proceeds from this offering, if any, for general corporate purposes, which may include, but are not limited to, working capital, strategic acquisitions and other potential business development activities, ongoing research and development activities and capital expenditures. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term, interest-bearing instruments.

8

 DILUTION

        If you invest in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share after giving effect to this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of our outstanding ordinary shares. Dilution represents the difference between the portion of the amount per share paid by purchasers of shares in this offering and the as adjusted net tangible book value per share of our ordinary shares immediately after giving effect to this offering. Our net tangible book value as of September 30, 2018, was $115.9 million (€102.4 million), or $2.99 (€2.65) per share.

        After giving effect to the sale of our ordinary shares pursuant to this prospectus in the aggregate amount of $75,000,000 at an assumed offering price of $18.20 per share, the last reported sale price of our ordinary shares on the Nasdaq Global Market on October 31, 2018, and after deducting commissions and estimated aggregate offering expenses payable by us, our net tangible book value as of September 30, 2018 would have been $188.5 million (€166.5 million), or $4.40 (€3.89) per ordinary share. This represents an immediate increase in the net tangible book value of $1.41 (€1.24) per share to our existing shareholders and an immediate dilution in net tangible book value of $13.80 (€12.19) per share to new investors. The following table illustrates this per share dilution:

Assumed offering price per share	$18.20	€16.08
Net tangible book value per share as of September 30, 2018	2.99	2.65
Increase per share attributable to new investors	1.41	1.24
As adjusted net tangible book value per share as of September 30, 2018, after giving effect to this offering	4.40	3.89
Dilution per share to new investors purchasing shares in this offering	13.80	12.19

        The table above assumes for illustrative purposes that an aggregate of 4,120,879 of our ordinary shares are sold pursuant to this prospectus at a price of $18.20 per share, the last reported sale price of our ordinary shares on the Nasdaq Global Market on October 31, 2018, for aggregate gross proceeds of $75,000,000. The shares are being sold from time to time at various prices pursuant to the sales agreement with H.C. Wainwright. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $18.20 per share shown in the table above, assuming all of our ordinary shares in the aggregate amount of $75,000,000 is sold at that price, would increase our adjusted net tangible book value per share after the offering to $4.42 (€3.91) per share and would increase the dilution in net tangible book value per share to new investors in this offering to $14.78 (€13.06) per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $18.20 per share shown in the table above, assuming all of our ordinary shares in the aggregate amount of $75,000,000 is sold at that price, would decrease our adjusted net tangible book value per share after the offering to $4.38 (€3.87) per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $12.82 (€11.33) per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

        The above discussion and table are based on 38,715,563 ordinary shares issued and outstanding as of September 30, 2018.

        To the extent that options outstanding as of September 30, 2018, have been or are exercised, or other shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

9

PLAN OF DISTRIBUTION

        In accordance with the terms of our Sales Agreement, or the sales agreement, with H.C. Wainwright & Co., LLC, or H.C. Wainwright, we may offer and sell our ordinary shares from time to time through H.C. Wainwright, acting as agent, having an aggregate offering price of up to $75,000,000. This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of our Sales Agreement that we entered into with H.C. Wainwright is filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

        H.C. Wainwright may sell the ordinary shares by any method that is deemed to be an "at the market offering" as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended.

        Each time we wish to issue and sell ordinary shares under the sales agreement, we will notify H.C. Wainwright of the number of shares to be issued, the dates on which such sales are anticipated to be made and any minimum price below which sales may not be made. Once we have so instructed H.C. Wainwright, unless it declines to accept the terms of this notice, H.C. Wainwright has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of H.C. Wainwright under the sales agreement to sell our ordinary shares are subject to a number of conditions that we must meet. We or H.C. Wainwright may suspend the offering of our ordinary shares upon notice and, subject to other conditions, our prior approval.

        The settlement between us and H.C. Wainwright is generally anticipated to occur on the second trading day following the date on which the sale was made, or on some other date that is agreed upon by us and H.C. Wainwright in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our ordinary shares as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and H.C. Wainwright may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

        Pursuant to the sales agreement, H.C. Wainwright will be entitled to a commission equal to an aggregate of 3.0% of the gross proceeds we receive from the sales of our ordinary shares. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In connection with the sale of the ordinary shares on our behalf, H.C. Wainwright will be deemed to be an "underwriter" within the meaning of the Securities Act and the compensation of each sales agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to H.C. Wainwright with respect to certain civil liabilities, including liabilities under the Securities Act. We have also agreed to reimburse H.C. Wainwright for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $25,000. We estimate that the total expenses for the offering, excluding compensation payable to the H.C. Wainwright under the terms of the sales agreement, will be approximately $225,000 (€198,800).

        The offering of ordinary shares pursuant to the sales agreement and this prospectus will terminate upon the termination of the sales agreement as permitted therein. We and H.C. Wainwright may each terminate the sales agreement at any time upon 10 days' prior notice.

        H.C. Wainwright and its affiliates have in the past and may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they have or may in the future receive customary fees. To the extent required by Regulation M under the Exchange Act, H.C. Wainwright will not engage in any market making activities involving our ordinary shares while the offering is ongoing under this prospectus.

        This prospectus in electronic format may be made available on a website maintained by H.C. Wainwright and H.C. Wainwright may distribute this prospectus and the accompanying base prospectus electronically.

10

 LEGAL MATTERS

        Allen & Overy LLP, Amsterdam, Netherlands, has passed upon the validity of the ordinary shares offered by this prospectus. Certain legal matters with respect to U.S. federal law and New York law in connection with this offering will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Cooley LLP, New York, New York, is counsel for H.C. Wainwright in connection with this offering with respect to U.S. federal law and New York law.

EXPERTS

        The consolidated financial statements, incorporated in this Prospectus by reference from the Company's Annual Report on Form 20-F have been audited by Deloitte Accountants B.V., an independent registered public accounting firm as stated in their report, which is incorporated herein by reference. Such financial statements are included in reliance upon the report of such firm, given upon their authority as experts in auditing and accounting.

DOCUMENTS INCORPORATED BY REFERENCE

        The SEC allows us to incorporate by reference the information we file with the SEC, by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any information that we file later with the SEC and that is deemed incorporated by reference will automatically update and supersede the information in this prospectus. In all such cases, you should rely on the later information over different information included in this prospectus or in any incorporated document. You should not assume that information in any document incorporated by reference into this prospectus or any accompanying prospectus supplement is current as of any date other than the date of that document. This prospectus will be deemed to incorporate by reference the following documents, except that we do not incorporate any document or portion of a document that was furnished and deemed by the rules of the SEC not to have been filed:

  •
  our Annual Report on Form 20-F for the year ended December 31, 2017, filed with the SEC on March 30, 2018;

  •
  our Reports on Form 6-K, filed with the SEC on April 23, 2018, May 10, 2018, June 12, 2018, June 29, 2018, August 8, 2018, September 5, 2018 (two filings), October 29, 2018 and November 7, 2018; and

  •
  the description of our ordinary shares contained in our registration statement on Form 8-A (File No. 001-36622), filed with the SEC on September 16, 2014.

        We will also incorporate by reference any future filings made with the SEC under the Exchange Act after (i) the date of the initial registration statement and prior to the effectiveness of the registration statement and (ii) the date of this prospectus and before the completion of the offering of the securities under the registration statement. In addition, we will incorporate by reference certain future materials furnished to the SEC on Form 6-K after the date of the initial registration statement, but only to the extent specifically indicated in those submissions or in a future prospectus supplement. Each subsequently filed Annual Report should be deemed to supersede entirely each earlier filed Annual Report and Reports on Form 6-K containing our quarterly earnings releases and, unless explicitly stated otherwise, such earlier reports should not be deemed to be part of this prospectus or any accompanying prospectus supplement and you should not rely upon statements made in those earlier periodic reports.

11

        You may request a copy of these filings, at no cost, by writing, telephoning or emailing us at the following address:

Zernikedreef 9
2333 CK Leiden
The Netherlands
Attention: Company Secretary
Tel.: 31 88 166 7000
IR@proqr.com

12

 WHERE YOU CAN FIND MORE INFORMATION

        We file reports, proxy statements and other information with the SEC. You may read and copy the reports, proxy statements and other information that we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for information about the operation of its Public Reference Room and for its prescribed rates to obtain copies of such material. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants, like us, that file electronically with the SEC. The address of the SEC's Internet site is www.sec.gov. Our Internet site is www.proqr.com. Information contained on our Internet site is not a part of this prospectus.

        This prospectus is part of a registration statement that we have filed with the SEC. To see more detail, you should read the registration statement and the exhibits and schedules filed with, or incorporated by reference into, our registration statement.

        This registration statement, including the exhibits contained or incorporated by reference therein, can be read at the SEC web site or at the SEC office referred to above. Any statement made or incorporated by reference in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

13

Up to $75,000,000
Ordinary Shares

PROSPECTUS

                                    , 2018

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Although Dutch law does not expressly provide for the indemnification of directors, the concept of indemnification of directors of a company for liabilities arising from their actions as members of the management board and supervisory board is, in principle, accepted in the Netherlands. Our articles of association provide that we will indemnify our management board members, supervisory board members, former management board members and former supervisory board members against (i) any financial losses or damages incurred by such indemnified person and (ii) any expense reasonably paid or incurred by such indemnified person in connection with any threatened, pending or completed suit, claim, action or legal proceedings, whether civil, criminal, administrative or investigative and whether formal or informal, in which he becomes involved, to the extent this relates to his position with the company, in each case to the fullest extent permitted by applicable law. No indemnification shall be given to an indemnified person (a) if a Dutch court has established, without possibility for appeal, that the acts or omissions of such indemnified person that led to the financial losses, damages, suit, claim, action or legal proceedings result from either an improper performance of his duties as an officer of the company or an unlawful or illegal act and (b) to the extent that his financial losses, damages and expenses are covered by an insurance and the insurer has settled these financial losses, damages and expenses (or has indicated that it would do so). Our supervisory board may stipulate additional terms, conditions and restrictions in relation to such indemnification.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 9.    EXHIBITS

Exhibit No.	Description
1.1	Form of underwriting agreement (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).
1.2	Sales Agreement, dated November 7, 2018, by and between ProQR Therapeutics N.V. and H.C. Wainwright & Co., LLC.
3.1	Amended Articles of Association of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form F-1 (File No. 333-198151) filed on September 8, 2014)
4.1	Form of warrant agreement (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).
4.2	Form of warrant (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).
4.3	Form of unit certificate (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).
5.1	Opinion of Allen & Overy LLP (Dutch counsel to the Company) relating to the base prospectus (filed herewith).
5.2	Opinion of Goodwin Procter LLP (United States counsel to the Company) relating to the base prospectus (filed herewith).

Exhibit No.	Description
5.3	Opinion of Allen & Overy LLP (Dutch counsel to the Company) relating to the sales agreement prospectus (filed herewith).
23.1	Consent of Independent Registered Public Accounting Firm (filed herewith).
23.2	Consent of Allen & Overy LLP (included in Exhibit 5.1).
23.3	Consent of Goodwin Procter LLP (included in Exhibit 5.2).
23.4	Consent of Allen & Overy LLP (included in Exhibit 5.3).
24.1	Power of Attorney (included in signature page to this Registration Statement).

ITEM 10.    UNDERTAKINGS

        The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information set forth in the registration statement;

  provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (5)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  If the registrant is relying on Rule 430B (Section 230.430B of this chapter):

              (A)  Each prospectus filed by each registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

              (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in this registration statement or a prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or a prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or a prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

          (6)   That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leiden, the Netherlands, on November 7, 2018.

PROQR THERAPEUTICS N.V.
By:	/s/ DANIEL DE BOER
	Name:	Daniel de Boer
	Title:	Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints each of Daniel de Boer, Smital Shah and René Beukema his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement, whether pre-effective or post-effective and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto or any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on November 7, 2018.

SIGNATURES	TITLE	DATE

/s/ DANIEL DE BOER Daniel de Boer	Chief Executive Officer and Director, Management Board (Principal Executive Officer)	November 7, 2018
/s/ SMITAL SHAH Smital Shah	Chief Financial Officer (Principal Financial and Accounting Officer)	November 7, 2018
/s/ RENÉ BEUKEMA René Beukema	Director, Management Board	November 7, 2018

SIGNATURES	TITLE	DATE

/s/ DINKO VALERIO Dinko Valerio	Chairman, Supervisory Board	November 7, 2018
/s/ ANTOINE BENJAMIN PAPIERNIK Antoine Benjamin Papiernik	Director, Supervisory Board	November 7, 2018
/s/ JAMES SHANNON James Shannon	Director, Supervisory Board	November 7, 2018
/s/ ALISON LAWTON Alison Lawton	Director, Supervisory Board	November 7, 2018
/s/ PAUL BAART Paul Baart	Director, Supervisory Board	November 7, 2018

AUTHORIZED UNITED STATES REPRESENTATIVE

        Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement on November 7, 2018.

Smital Shah Authorized Representative in the United States
By:	/s/ SMITAL SHAH		November 7, 2018
	Name:	Smital Shah